UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CENTRAL PACIFIC FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

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CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500
APRIL 21, 2022 ANNUAL MEETING
YOUR VOTE IS IMPORTANT
February 28, 2022
Dear Fellow Shareholder:
On behalf of your Board of Directors, we cordially invite you to attend the 2022 Annual Meeting of Shareholders of Central Pacific Financial Corp. The Annual Meeting will be held on Thursday, April 21, 2022, at 11:00 a.m., Hawaii time. Due to the public health impact of the coronavirus outbreak (COVID-19), and to support the health and well-being of our employees and shareholders, this year’s Annual Meeting will be held virtually. You can attend online at www.virtualshareholdermeeting.com/CPF2022, where you will be able to vote and submit questions electronically during the Annual Meeting. You may vote before the Annual Meeting at www.proxyvote.com. Specific Instructions for accessing the Annual Meeting are provided on the notice, proxy card or voting instruction form you received (and please have this notice, proxy card or voting instruction form available when you visit the website) and in the “Attending the Meeting” section of the Proxy Statement.
This year, we will again be using the “Notice and Access” method of providing proxy materials to shareholders via the Internet. We believe that this process provides shareholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to most of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of the proxy materials. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email.
The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe proposals to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Then, we ask that you vote by internet, telephone or by mail, as set forth in the voting instructions or proxy card that are included with these materials, to ensure that your shares are represented and voted at the meeting. Shareholders who attend the meeting may withdraw their proxy and vote at the meeting if they wish to do so. Your vote is important, so please act at your earliest convenience.
We appreciate your continued interest in Central Pacific Financial Corp.
Sincerely,

Paul K. Yonamine
Chief Executive Officer

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 21, 2022
TO THE SHAREHOLDERS OF CENTRAL PACIFIC FINANCIAL CORP.:
NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Central Pacific Financial Corp. (the “Company”) will be held virtually on Thursday, April 21, 2022, at 11:00 a.m., Hawaii time. The Meeting will be a completely virtual meeting of shareholders, to be conducted via live audio webcast. You will be able to attend the Meeting and submit your questions during the Meeting by attending virtually at www.virtualshareholdermeeting.com/CPF2022. The Meeting is being held for the purpose of considering and voting upon the following proposals:
1.
Election of Directors.
To elect up to eleven (11) persons to the Board of Directors for a term of one (1) year and to serve until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement.
2.
Executive Compensation.
To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (“Say-on-Pay”).
3.
Ratification of Appointment of Independent Registered Public Accounting Firm.
To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
4.
Other Business.
To transact such other business as may properly come before the Meeting and at any and all adjournments or postponements thereof.
Only those shareholders of record at the close of business on February 11, 2022 shall be entitled to notice of and to vote at the Meeting.
Dated: February 28, 2022
By Order of the Board of Directors,

GLENN K.C. CHING
Executive Vice President and Corporate Secretary
Important notice regarding the availability of proxy materials for the annual shareholders’ meeting to be held on April 21, 2022.

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are accessible, free of charge, at https://www.cpb.bank/2022proxy and https://www.proxyvote.com.
YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO VOTE AND CAN DO SO BY INTERNET, TELEPHONE OR BY MAIL, AS SET FORTH IN THE VOTING INSTRUCTIONS OR PROXY CARD THAT ARE INCLUDED WITH THESE MATERIALS. SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE AT THE MEETING IF THEY WISH TO DO SO.

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS APRIL 21, 2022
INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Central Pacific Financial Corp. (the “Company”) for use at the 2022 Annual Meeting of Shareholders (the “Meeting”) of the Company to be held online at www.virtualshareholdermeeting.com/CPF2022 on Thursday, April 21, 2022, at 11:00 a.m., Hawaii time, and at any and all adjournments or postponements thereof. The Notice of Internet Availability of Proxy Materials, this Proxy Statement and accompanying form of proxy or voting instruction card, are first being made available to shareholders on or about February 28, 2022.
Proposals to be Considered
The proposals to be considered and voted upon at the Meeting will be:
(1)
Election of Directors. To elect up to eleven (11) persons to the Board of Directors for a term of one (1) year and to serve until their successors are elected and qualified, as more fully described in this Proxy Statement.

(2)	Executive Compensation. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.
(3)
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

(4)	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments or postponements thereof.
Record Date, Outstanding Securities and Voting Rights
The Board fixed the close of business on February 11, 2022 as the record date (the “Record Date”) for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. Only holders of record of shares of the Company’s Common Stock (“Common Stock”) at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment or postponement of the Meeting. There were 27,635,614 shares of the Company’s Common Stock, no par value, issued and outstanding on the Record Date, held by approximately 3,081 holders of record. There are no other classes of shares of the Company’s capital stock outstanding.
Each holder of Common Stock will be entitled to one (1) vote, virtually in person or by proxy, for each share of Common Stock standing in the holder’s name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders.
Quorum
The required quorum for the transaction of business at the Meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the Meeting, either present virtually in person or represented by proxy. Abstentions will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum.
Broker Authority to Vote
Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker who holds shares in street name for
1

PROXY STATEMENT
customers has the authority to vote on certain “routine” proposals if the NYSE member broker has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE member brokers will not be permitted to vote on proposal numbers 1 or 2 unless they receive instructions from their customers. NYSE rules permit member brokers that do not receive instructions from their customers, to vote on proposal number 3 as discussed above in their discretion.
Vote Required to Approve the Proposals
The following chart sets forth the required vote to approve each proposal to be considered and voted upon at the Meeting, and the effect of “Withhold” votes, abstentions, and broker non-votes.
Proposal	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Proposal 1—Election of Directors	Affirmative vote of a plurality of the shares of Common Stock present virtually in person or by proxy and entitled to vote.	“Withhold” votes will have the effect of a vote AGAINST the election of directors. Broker non-votes will have no effect on the voting for the election of directors.
Proposal 2—Proposal relating to an advisory (non-binding) vote on executive compensation (“Say-On-Pay”)	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.
Proposal 3—Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.
Additional information regarding each of these proposals is provided in the section titled “DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS” (for Proposals 1 through 3 above).
The following is the Board’s recommendation with respect to each of the proposals to be considered and voted upon at the Meeting:
Proposal	Issue	FOR

Proposal 1	The Board recommends a vote “FOR” the election of all nominees as directors.
Proposal 2	The Board recommends a vote “FOR” the compensation of the Company’s named executive officers.
Proposal 3	The Board recommends a vote “FOR” ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting and this Proxy Statement. If any other matters are presented properly at the Meeting, however, the proxy will be voted by the proxy holders in accordance with the recommendations of the Board or, if no recommendation is given, in their own discretion.
Voting
You may vote by internet, telephone or by mail, as set forth in the voting instructions or proxy card that is provided to you.
Voting by Internet or Telephone. Voting by internet or telephone is fast and convenient and your vote is immediately confirmed and tabulated. The internet and telephone voting procedures are designed to authenticate votes cast by use of a personal identification number which is provided with your voting instructions. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by internet or telephone, you do not have to mail in a proxy card, but your vote must be received by the voting deadline set forth in your voting instructions.
Voting by Mail. If you wish to vote by mail, you may request a paper copy of these materials which will include a proxy card. If you vote by proxy card, be sure to complete, sign, date and mail your proxy card in the accompanying postage-prepaid envelope by the voting deadline set forth on the proxy card.
If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if internet or telephone voting is available. If your bank or broker does make internet or telephone voting available, please follow the voting instructions provided by your bank or broker.
If you vote by internet or by telephone, you should not return a proxy card.
2	2022 Proxy Statement

PROXY STATEMENT
Revocability of Proxies
Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Meeting and voting virtually in person at the Meeting, or by following the instructions at www.virtualshareholdermeeting.com/CPF2022. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instructions on the proxy. If your shares are held in street name, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies.
Solicitation of Proxies
This solicitation of proxies is made on behalf of the Board and the Company will bear the costs of the preparation of proxy materials and the solicitation of proxies for the Meeting. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Central Pacific Bank (the “Bank”), may solicit proxies personally, by telephone, electronically or by other means of communication. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to beneficial owners. The Company has retained D.F. King & Co., Inc. to assist it in connection with the solicitation of proxies for a fee of approximately $8,500, plus reimbursement of expenses.
Attending the Meeting
This year’s Meeting will be held virtually, and the Board of Directors and certain members of Company management may log in to the Meeting from remote locations.
How to Participate in the Meeting
Visit www.virtualshareholdermeeting.com/CPF2022. Enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials, proxy card, or voting instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 10:45 a.m. Hawaii time on April 21, 2022. The meeting will begin promptly at 11:00 a.m. Hawaii time.

How to Get Help with Technical Difficulties	If you encounter any difficulties accessing the Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Meeting log-in page.
How to Ask Questions at the Meeting	Shareholders will be able to submit questions during the Meeting by logging into www.virtualshareholdermeeting.com/CPF2022, typing a question into the “Ask a Question” field, and clicking “Submit”.

The Company will answer shareholder-submitted questions pertinant to the proposals to be considered and voted upon at the Meeting, and appropriate general questions from shareholders regarding the Company.

The Company will try to answer as many shareholder-submitted questions as time permits that comply with the Meeting rules of conduct posted on the virtual Meeting website. If there are proper questions that comply with the Meeting rules of conduct posted on the virtual Meeting website that cannot be answered during the Meeting due to time constraints, a Company representative will reach out to those shareholders whose questions were not addressed at the Meeting to answer their questions.

Additional Questions	Email Company’s Investor Relations team at investor@cpb.bank.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 21, 2022.
The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available free of charge at https://www.cpb.bank/2022proxy and at https://www.proxyvote.com.
In addition, the Company will provide without charge, upon the written request of any shareholder, a copy of the Company’s Annual Report on Form 10-K including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2021. Requests should be directed to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811 or to https://www.proxyvote.com.
The Company will also deliver promptly upon written or oral request a separate copy of the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement, to any shareholder who shares an address with other shareholders and where only one (1) set of materials were sent to that address to be shared by all shareholders at that address.
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PROXY STATEMENT
We are furnishing materials to our shareholders primarily via the internet instead of mailing printed copies of those materials to our shareholders. By doing so, we save costs and reduce the environmental impact of the Meeting. On February 28, 2022, the Company mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to shareholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.
Principal Shareholders
Based on filings made under Section 13(d) and Section 13(g) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of February 11, 2022, the following were the only persons known to management of the Company to beneficially own more than five percent (5%) of the Company’s outstanding Common Stock:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, New York 10055	4,096,808	14.6%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,964,539	10.6%
(1)
Pursuant to Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 27, 2022, wherein BlackRock, Inc. reported sole voting power as to 3,997,888 shares of Company Common Stock, and sole dispositive power as to 4,096,808 shares of Company Common Stock.

(2)
Pursuant to Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2022, wherein The Vanguard Group reported sole voting power as to 0 shares of Company Common Stock, shared voting power as to 26,336 shares of Company Common Stock, sole dispositive power as to 2,919,475 shares of Company Common Stock, and shared dispositive power as to 45,064 shares of Company Common Stock.

4	2022 Proxy Statement

PROXY STATEMENT
Security Ownership of Directors, Nominees and Executive Officers
The following table sets forth certain information regarding beneficial ownership of Common Stock by each of the current directors, nominees, and the Named Executive Officers (as defined under “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS—COMPENSATION DISCUSSION AND ANALYSIS”), as well as all directors and executive officers as a group, as of the close of business on February 11, 2022. Unless otherwise noted, the address of each person is c/o Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Current Directors and Nominees
Christine H. H. Camp	110,755(3)	*
Earl E. Fry	52,100(4)	*
Wayne K. Kamitaki (not standing for re-election)	12,613(5)	*
Jonathan B. Kindred	792(6)	*
Paul J. Kosasa	60,116(7)	*
Duane K. Kurisu	23,514(8)	*
Christopher T. Lutes	8,304(9)	*
Colbert M. Matsumoto	153,882(10)	*
A. Catherine Ngo	224,449(11)	*
Saedene K. Ota	1,659(12)	*
Crystal K. Rose	27,469(13)	*
Paul K. Yonamine	54,671(14)
Named Executive Officers
Kevin V. Dahlstrom (left the Company on 12/31/21)	891(15)	*
Arnold D. Martines	36,232(16)	*
David S. Morimoto	39,217(17)	*

All Directors and Current Executive Officers as a Group (15 persons)	788,115(18)	2.8%
*	Less than one percent (1%).
(1)
Except as otherwise noted below, each person has sole voting and investment power with respect to the shares listed. The numbers shown include the shares actually owned as of February 11, 2022 and, in accordance with Rule 13d-3 under the Exchange Act, any shares of Common Stock that the person has the right or will have the right to acquire within sixty (60) days of February 11, 2022. For restricted stock awards which have not vested, individuals have voting power with respect to such shares but no investment power.

(2)
In computing the percentage of shares beneficially owned by each person or group of persons named above, any shares which the person (or group) has a right to acquire within sixty (60) days after February 11, 2022 are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person (or group) but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

(3)
103,196 shares of Common Stock are held by Ms. Camp as trustee of the Christine Camp Revocable Trust. 6,494 shares of Common Stock are directly held by Ms. Camp. 1,065 shares of Common Stock are held in Ms. Camp’s Simplified Employee Pension Plan Individual Retirement Account. In addition to the shares reported in the table, Ms. Camp’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 18,428 shares of Common Stock; Ms. Camp has no ownership rights to any such shares.

(4)
50,250 shares of Common Stock are held in the Fry Family Trust of which Mr. Fry and his wife are co-trustees and they share voting and investment power. 1,850 shares of Common Stock are directly held by Mr. Fry. In addition to the shares reported in the table, Mr. Fry’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 11,645 shares of Common Stock; Mr. Fry has no ownership rights to any such shares.

(5)
12,613 shares of Common Stock are directly held by Mr. Kamitaki. In addition to the shares reported in the table, Mr. Kamitaki’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 14,300 shares of Common Stock; Mr. Kamitaki has no ownership rights to any such shares.

(6)	792 shares of Common Stock are directly held by Mr. Kindred.
(7)	59,193 shares of Common Stock are directly held by Mr. Kosasa. 923 shares of Common Stock are held jointly by Mr. Kosasa and his wife and they share voting and investment powers.
(8)
23,514 shares of Common Stock are directly held by Mr. Kurisu. In addition to the shares reported in the table, Mr. Kurisu’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 1,700 shares of Common Stock; Mr. Kurisu has no ownership rights to any such shares.

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PROXY STATEMENT
(9)	8,304 shares are held jointly by Mr. Lutes and his wife.
(10)
55,000 shares of Common Stock are held by Island Insurance Foundation of which Mr. Matsumoto is Chairman of the Board. 8,670 shares of Common Stock are held by Atlas Insurance Agency Foundation of which Mr. Matsumoto is Chairman of the Board. 77,340 shares of Common Stock are held by Island Holdings, Inc. of which Mr. Matsumoto is Chairman of the Board. Mr. Matsumoto shares voting and investment powers over the shares held by Island Insurance Foundation, Atlas Insurance Agency Foundation, and Island Holdings, Inc., but disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. 12,872 shares of Common Stock are directly held by Mr. Matsumoto. In addition to the shares reported in the table, Mr. Matsumoto’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 27,730 shares of Common Stock; Mr. Matsumoto has no ownership rights to any such shares.

(11)
151,838 shares of Common Stock are held by Ms. Ngo and her husband in their Family Trust of which Ms. Ngo and her husband are co-trustees and share voting and investment powers. 41,493 shares of Common Stock are those Ms. Ngo has a right to acquire by exercise of stock options vested pursuant to the Company’s equity compensation plans. 9,480 shares of Common Stock are held in Ms. Ngo’s Individual Retirement Account. 2,714 shares of Common Stock are held in Ms. Ngo’s husband’s Individual Retirement Account. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation, of which Ms. Ngo is President and Chair. On February 15, 2022, 1,689 Performance Stock Units and 9,930 Restricted Stock Units vested pursuant to the Company’s equity compensation plan. Such units represent shares issued to Ms. Ngo net of taxes, and are held in title by Ms. Ngo with her husband in their Family Trust of which Ms. Ngo and her husband are co-trustees and share voting and investment powers. On March 15, 2022, 1,419 Restricted Stock Units will vest pursuant to the Company’s equity compensation plan, and Ms. Ngo plans to take all of such units, and to hold title to such shares with her husband in their Family Trust of which Ms. Ngo and her husband are co-trustees and share voting and investment powers.

(12)
1,659 shares of Common Stock are directly held by Ms. Ota. In addition to the shares reported in the table, Ms. Ota’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 17,600 shares of Common Stock; Ms. Ota has no ownership rights to any such shares.

(13)
27,175 shares of Common Stock are directly held by Ms. Rose. 64 shares of Common Stock are held jointly by Ms. Rose and her husband and they share voting and investment powers. 230 shares of Common Stock are held by Ms. Rose as trustee of her pension plan. In addition to the shares reported in the table, Ms. Rose’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 21,515 shares of Common Stock; Ms. Rose has no ownership rights to any such shares.

(14)
6,820 shares of Common Stock are directly held by Mr. Yonamine. 8,627 shares are held jointly by Mr. Yonamine and his wife and they share voting and investment powers. 8,265 shares of Common Stock are held in Mr. Yonamine’s SEP Individual Retirement Account. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation, of which Mr. Yonamine is Vice President and a Director. On February 15, 2022, 7,670 Performance Stock Units and 16,804 Restricted Stock Units vested pursuant to the Company’s equity compensation plan. Such units represent shares issued to Mr. Yonamine net of taxes, and are directly held in title by him. On March 15, 2022, 599 Restricted Stock Units will vest pursuant to the Company’s equity compensation plan, and Mr. Yonamine plans to take such units net of taxes, and to directly hold title to such shares. In addition to the shares reported in the table, Mr. Yonamine’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 4,400 shares of Common Stock; Mr. Yonamine has no ownership rights to any such shares.

(15)	891 shares of Common Stock are held directly by Mr. Dahlstrom.
(16)
8,683 shares of Common Stock are held jointly by Mr. Martines and his wife and they share voting and investment powers. 12,205 shares of Common Stock are held under Mr. Martines’s account under the Central Pacific Bank 401(k) Retirement Savings Plan. 4,790 shares of Common Stock are held under Mr. Martines’s wife’s account under the Central Pacific Bank 401(k) Retirement Savings Plan. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation of which Mr. Martines is Vice President and a Director. On February 15, 2022, 491 Performance Stock Units and 3,623 Restricted Stock Units vested pursuant to the Company’s equity compensation plan. Such units represent shares issued to Mr. Martines net of taxes, and are held in title jointly with his wife. On March 15, 2022, 554 Restricted Stock Units will vest pursuant to the Company’s equity compensation plan, and Mr. Martines plans to take such units net of taxes, and to hold title to such shares jointly with his wife.

(17)
24,650 shares of Common Stock are directly held by Mr. Morimoto. 2,830 shares of Common Stock are held jointly by Mr. Morimoto and his wife and they share voting and investment powers. 313 shares of Common Stock are held under Mr. Morimoto’s account under the Central Pacific Bank 401(k) Retirement Savings Plan. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation, of which Mr. Morimoto is Vice President, Treasurer and a Director. On February 15, 2022, 859 Performance Stock Units and 3,903 Restricted Stock Units vested pursuant to the Company’s equity compensation plan. Such units represent shares issued to Mr. Morimoto net of taxes, and are directly held in title by him. On March 15, 2022, 776 Restricted Stock Units will vest pursuant to the Company’s equity compensation plan, and Mr. Morimoto plans to take such units net of taxes, and to directly hold title to such shares.

(18)	Includes 41,493 shares of Common Stock which the directors and current executive officers have the right to acquire by exercise of stock options.
Delinquent Section 16(a) Reports
The Company’s directors, executive officers and the beneficial holders of more than ten percent (10%) of the Common Stock are required to file certain reports with the SEC regarding the amount of and changes in their beneficial ownership of the Company’s Common Stock. Based on its review of copies of those reports, the Company is required to disclose known failures to file required forms, or failures to timely file required reports during the previous year. To the best knowledge of the Company, there were no failures to file or timely file such required reports during year 2021 by any person who was at any time during year 2021 a director, officer, beneficial owner of more than ten percent (10%) of the Common Stock, or any other persons subject to Section 16 of the Exchange Act with respect to the Company.
6	2022 Proxy Statement

ELECTION OF DIRECTORS
The Company currently has twelve (12) directors: Christine H. H. Camp, Earl E. Fry, Wayne K. Kamitaki, Jonathan B. Kindred, Paul J. Kosasa, Duane K. Kurisu, Christopher T. Lutes, Colbert M. Matsumoto, A. Catherine Ngo, Saedene K. Ota, Crystal K. Rose, and Paul K. Yonamine, all of whom, other than Wayne K. Kamitaki who reached our mandatory retirement age and was not nominated for re-election, are also nominees for directors. The term of all directors expires at the Meeting. Accordingly, there are eleven (11) directors to be elected at the Meeting to serve one-year terms expiring at the 2023 Annual Meeting of Shareholders and until their respective successors are elected and qualified, subject to the earlier of their death, resignation, retirement, disqualification or removal from office.
All nominees have indicated their willingness to serve and unless otherwise instructed, proxies will be voted for all of the nominees. However, in the event that any of them should be unable to serve, the proxy holders named on the proxy cards will vote in their discretion for such persons as the Board may recommend.
There are no family relationships among directors or executive officers of the Company. As of the date hereof and for the past five years, no directorships are held by any director or director nominee with a company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except for Director Christine H. H. Camp who is a former director of the Federal Home Loan Bank of Des Moines from 2018 to 2021; Director Earl E. Fry, who is a director of Hawaiian Holdings, Inc. (NASDAQ ticker “HA”), a director of Backblaze Inc. (NASDAQ ticker “BLZE”), and a former director of Xactly Corporation from September 2005 to July 2017; and Director Crystal K. Rose, who is also a director of Hawaiian Holdings, Inc. (NASDAQ ticker “HA”).
The election of directors requires a plurality of the votes cast “FOR” the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the eleven (11) directorships to be filled at the meeting will be filled by the eleven (11) nominees receiving the highest number of “FOR” votes.
Proposal 1. ELECTION OF DIRECTORS
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL ELEVEN (11) NOMINEES.
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ELECTION OF DIRECTORS
DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION
The following table sets forth certain information with respect to each of the directors (all of whom are nominees), and executive officers. Information for Ms. Ngo and Mr. Yonamine, who are also executive officers, appears under the “Nominees” heading. The term of each director expires at the Meeting.
NOMINEES
Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Executive Officer or Director of the Company(1)
CAMP, Christine H. H.	President and Chief Executive Officer, Avalon Group, LLC (2002—present) (real estate consulting); Managing Director, Avalon Development Company, LLC (1999—present) (real estate development)	55	2004
FRY, Earl E.	Director and Audit Committee Chair, Hawaiian Holdings, Inc. (5/2016—present) (airline); Director, Backblaze Inc. (8/2021—present) (technology); Director, Xactly Corporation (9/2005—7/2017) (technology); Interim Chief Financial Officer, Informatica Corporation (9/2015—1/2016) (technology); Chief Customer Officer and Executive Vice President, Operations Strategy, Informatica Corporation (11/2014—8/2015) (technology)	63	2005
KINDRED, Jonathan B.	Managing Member, KR Consulting LLC (2/2019—present) (consulting); Managing Member, KR Farms LLC (3/2021—present) (agriculture); President and CEO, Morgan Stanley Japan Holdings Co., Ltd. (10/2007—4/2019) (financial services); President and CEO, Morgan Stanley MUFG Securities Co., Ltd. (5/2010—4/2019) (financial services)	60	2021
KOSASA, Paul J.	President and Chief Executive Officer, MNS, Ltd., doing business as ABC Stores (1999—present) (retail)	64	2002
KURISU, Duane K.(2)	Chairman of the Board and Chief Executive Officer, aio, LLC, doing business as aio Group (2002—present) (media/sports/food/real estate/investment)	68	2004
LUTES, Christopher T.	Chief Strategy Officer, Elevate Credit, Inc. (8/2021—present) (technology/risk management/marketing); Chief Financial Officer, Elevate Credit, Inc. (1/2015—8/2021) (technology/risk management/marketing)	54	2018
MATSUMOTO, Colbert M.	Chairman of the Board, Island Holdings, Inc. (2010—present) (insurance/investment); Chairman, Tradewind Capital Group, Inc. (4/2015—present) (investment/asset management); Vice Chairman, Island Insurance Company, Ltd. (7/2019—10/2021) (insurance); Executive Chairman, Island Insurance Company, Ltd. (1999—6/2019) (insurance); President, Island Holdings, Inc. (2010—6/2018) (insurance/investment)	69	2004
NGO, A. Catherine	Executive Vice Chair, Central Pacific Financial Corp. and Central Pacific Bank (1/1/2022—present); President, Central Pacific Financial Corp., and President and Chief Executive Officer, Central Pacific Bank (10/1/2018—12/31/2021); President and Chief Executive Officer, Central Pacific Financial Corp. and Central Pacific Bank (7/1/2015—9/30/18); General Partner, Startup Capital Ventures, L.P. (2005—present) (investment); Managing Member, SCV Management Co, LLC (2005—present) (investment)	61	2015
OTA, Saedene K.	President, Sae Design, Inc. (2007—present) (design and marketing); President, Maui Thing LLC (2010—2019) (retail)	53	2015
8	2022 Proxy Statement

ELECTION OF DIRECTORS
Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Executive Officer or Director of the Company(1)
ROSE, Crystal K., J.D.	Partner, Bays Lung Rose & Voss (1989—present) (law); Lead Independent Director, Central Pacific Financial Corp. and Central Pacific Bank (6/1/2014—present)	64	2005
YONAMINE, Paul K.	Chairman and Chief Executive Officer, Central Pacific Financial Corp., and Executive Chairman, Central Pacific Bank (10/1/2018—present); Non-executive Chairman, GCA Corporation (10/1/18—3/26/2019) (investment banking); Executive Chairman, GCA Corporation (6/2017—9/30/18) (investment banking); Executive Advisor and Director, IBM Japan, Ltd. (4/2017—6/2017) (technology); Country General Manager and President, IBM Japan, Ltd. (1/2015—3/2017) (technology)	64	2017
Director Not Standing for Re-election
Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Executive Officer or Director of the Company(1)
KAMITAKI, Wayne K.	President and Chief Executive Officer, Maui Varieties, Ltd. (1990—present) (retail)	70	2015
Executive Officers
Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Executive Officer or Director of the Company(1)
MARTINES, Arnold D.	President and Chief Operating Officer, Central Pacific Financial Corp. and Central Pacific Bank (1/1/2022—present); Executive Vice President and Chief Banking Officer, Central Pacific Financial Corp. and Central Pacific Bank (6/1/2020—12/31/2021); Group Executive Vice President, Revenue, Central Pacific Financial Corp. and Central Pacific Bank (5/1/2019—5/31/2020); Executive Vice President, Commercial Markets, Central Pacific Financial Corp. and Central Pacific Bank (9/1/2016—4/30/2019)	57	2014
MORIMOTO, David S.	Senior Executive Vice President, Chief Financial Officer, Central Pacific Financial Corp. and Central Pacific Bank (1/1/2022—present); Executive Vice President, Chief Financial Officer, Central Pacific Financial Corp. and Central Pacific Bank (7/1/2015—12/31/2021)	54	2015
(1)	All directors of the Company are also directors of the Bank.
(2)	Mr. Kurisu also served as a director of the Company from September 2004 to May 2008. On January 25, 2012, Mr. Kurisu was reappointed to the Company’s Board.
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ELECTION OF DIRECTORS
Board Nominee Highlights
The below provides information regarding the nominees to our Board, including certain types of knowledge, experience or attributes possessed by one or more of our director nominees.

10	2022 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE
Christine H. H. Camp
Ms. Camp has over thirty (30) years’ experience in real estate, and her company Avalon Group, LLC is a full service real estate company which provides detailed financial and market analysis to a wide range of investors involved in various real estate transactions and development scenarios, and also real estate brokerage, market and financial consulting. Ms. Camp is also engaged in real estate development through her company Avalon Development Company, LLC. Prior to establishing Avalon Group, Ms. Camp was Vice President of Development at A&B Properties, Inc., a subsidiary of Alexander & Baldwin, Inc. (a publicly traded company listed on the NYSE), and was in charge of that company’s real estate development and investment acquisition activities. Ms. Camp also was the Senior Project Coordinator of Planning and Engineering at Castle & Cooke Properties, Inc., where she handled site acquisition and development of non-company owned properties. Ms. Camp served as a director of the Federal Home Loan Bank of Des Moines (a privately held company registered with the Securities and Exchange Commission) from January 2018 to December 2021. Ms. Camp serves on the Board of Advisors of Catholic Charities Hawaii. Ms. Camp’s real estate, financial, and public company knowledge and experience gained from her prior and current positions makes her a valuable resource to the Board and management in many areas, but particularly in connection with the Company’s real estate lending and other real estate related activities, to include the evaluation of real estate related risks, investments, opportunities, and asset management oversight. Ms. Camp is Chair of the Bank Board Compliance Committee.

Earl E. Fry
Mr. Fry is a director and the current Audit and Finance Committee Chair for Hawaiian Holdings Inc. (a publicly traded company listed on NASDAQ, and the parent company of Hawaiian Airlines, Inc.), a director of Backblaze Inc. (a publicly traded company listed on NASDAQ), and former director of Xactly Corporation (a privately held company that was previously publicly traded on NYSE). Mr. Fry is a retired Executive Vice President and Chief Financial Officer of Informatica Corporation (a privately held company that was previously publicly traded on NASDAQ), a company which provides data integration software and services, and which has reported annual revenue in excess of $1 billion. During his tenure as Chief Financial Officer of Informatica Corporation, Mr. Fry effected, among other things, numerous major capital and financial transactions, to include credit lines, equity offerings, convertible rate issuances, stock/bond buyback plans, over fifteen (15) technology acquisitions, and he established development and support centers in Bangalore, India, Dublin, Ireland, and Tel Aviv, Israel, and he also established Informatica’s enterprise risk management program. Mr. Fry also previously managed the Global Customer Support and Consulting Services areas of Informatica Corporation representing over half of Informatica’s revenue. Prior to joining Informatica Corporation, Mr. Fry was Chief Financial Officer of Omnicell, Inc. (a publicly traded company listed on NASDAQ) for four (4) years, Chief Financial Officer of C-ATS Software Inc. for two (2) years, Chief Financial Officer of Weitek Corporation for three (3) years, and he also served at other technology companies in various finance and other capacities. Mr. Fry began his professional career at Ernst & Whinney, CPAs (now known as Ernst & Young), where he held the position of Senior Auditor. Mr. Fry is a graduate of the Stanford Graduate School of Business. Mr. Fry was voted Software Chief Financial Officer of the Year by Institutional Investor in 2010, 2011, 2012, 2013 and 2014. Mr. Fry serves on the Board of Directors of PACE (Pacific Asian Center for Entrepreneurship and E-Business). Mr. Fry brings extensive finance, public company, and auditing knowledge and experience to the Board and Company. Mr. Fry is Chair of the Company’s Audit Committee.

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DIRECTOR BACKGROUND AND EXPERIENCE
Wayne K. Kamitaki
Mr. Kamitaki is retiring from the Board effective as of the Meeting, and therefore not standing for re-election as a director. Mr. Kamitaki is Chief Executive Officer of Maui Varieties, Ltd., a holding company, which through various subsidiaries, owns and operates Ace Hardware and Ben Franklin Crafts stores throughout the State of Hawaii, and in the States of Washington and Oregon, and Las Vegas, Nevada, and owns, operates and/or invests in numerous other commercial business ventures. Mr. Kamitaki, who resides on the Island of Hawaii, is Chairman of the Board of the Hawaii Japanese Center (Hilo), on the Board of Governors of the Japanese Cultural Center of Hawaii, and also serves on the board of the Hawaii Academy of Science.

Jonathan B. Kindred
Mr. Kindred has over thirty-five (35) years of global experience in the financial services industry. He currently serves as Managing Member of KR Consulting LLC, a professional services consulting firm as well as Managing Member of KR Farms LLC, both headquartered on Maui. From 1983 to 2019, Mr. Kindred was with Morgan Stanley in a career spanning multiple roles in New York, London, and Tokyo. From 2007 to 2019, he served as President and CEO of Morgan Stanley Japan Holdings Co., Ltd., and Morgan Stanley MUFG Securities Co., Ltd., and as a member of Morgan Stanley’s Management Committee. Mr. Kindred was the Chairman of the International Bankers Association of Japan from 2011 to 2017. He also previously served as a Director of the U.S.-Japan Business Council, a Director of the Japan Society of New York, and a member of the Tokyo Metropolitan Government’s Advisory Panel on Global Financial City Tokyo. Mr. Kindred graduated from The Wharton School at The University of Pennsylvania where he was a Benjamin Franklin Scholar and received a Bachelor of Science degree (magna cum laude) in Economics. Mr. Kindred is a Director and former Chair of Hawaii Contemporary. We believe his decades of global experience in financial services in markets including Asia, Europe, the Continental United States and Hawaii will be a valuable asset to the Company and the Bank.

Paul J. Kosasa
Mr. Kosasa has been President and Chief Executive Officer of MNS, Ltd., doing business as ABC Stores, for the past twenty-three (23) years, and has been with ABC Stores for over forty (40) years. As President and Chief Executive Officer of ABC Stores, Mr. Kosasa oversees a Hawaii-based retail convenience store operation with a major presence in Waikiki and other tourist locations throughout the Hawaiian Islands, as well as in other locations outside of Hawaii, such as Guam, Saipan, and Las Vegas, Nevada. As President and Chief Executive Officer of a sizable retail store chain which primarily serves the tourist industry, one of the largest industries in Hawaii, Mr. Kosasa provides the Board and Company with significant business and management knowledge and experience in all aspects of a business operation, which includes business strategy and planning, financial management and budgeting, employee compensation and benefits, labor, marketing, advertising, and real estate, among other business expertise. In addition, Mr. Kosasa provides a link and close connection to the Hawaii tourism industry, one of Hawaii’s most profitable economic engines, and provides a valuable source of banking business with respect to Hawaii businesses that support the Hawaii tourism industry, as well as retail customers from outside Hawaii who require or may desire Hawaii banking services. Mr. Kosasa serves on the Board of Hawaii Food Industry Association, as Chairman of Waikiki Business Improvement District Association and Hawaii Symphony Orchestra, and on the Board of Governors of Japanese American National Museum and Hawaii Community Foundation. Mr. Kosasa is Chair of the Company’s Governance Committee.

12	2022 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE
Duane K. Kurisu
Mr. Kurisu owns, manages and/or is involved in numerous and varied businesses and industries in Hawaii including, among others: (i) real estate—investment, ownership and management of office buildings, shopping centers and industrial parks in Hawaii; (ii) media—owner and publisher of a number of Hawaii magazines, newspapers and publications, and radio; (iii) sports—professional baseball; and (iv) food—bakery, restaurants, nutraceuticals. Mr. Kurisu is the Chairman of the Board, Chief Executive Officer and owner of aio, LLC, doing business as aio Group, a holding company for brands focused on Hawaii and the Pacific in the areas of media, sports and food. Mr. Kurisu serves on the Board of Directors of Hawaii Asia Pacific Association, Downtown Athletic Club Hawaii and PACE (Pacific Asian Center for Entrepreneurship and E-Business), on the Board of Trustees of Claremont McKenna College and Punahou School, and on the Board of Advisors of Catholic Charities Hawaii. Mr. Kurisu is a successful businessman and prominent figure in the Hawaii business community and brings to the Board business acumen, judgment, background and experience, and his knowledge of the Hawaii market and his relationships and connections within the Hawaii market.

Christopher T. Lutes
Mr. Lutes has over twenty-four (24) years of experience in the financial services industry in executive and chief financial officer capacities. Since August 2021, Mr. Lutes has served as the Chief Strategy Officer of Elevate Credit, Inc., which specializes in tech-enabled online credit solutions. He was previously the Chief Financial Officer of Elevate Credit, Inc. from 2015 to 2021, and Elevate Credit, Inc.’s predecessor company, Think Finance, Inc., from 2007 to 2014. Prior to joining Elevate Credit, Inc., Mr. Lutes was the Chief Financial Officer for Silicon Valley Bank from 1998 to 2001. Mr. Lutes began his career in public accounting with Coopers & Lybrand. He has a BS in Accounting from Arizona State University and is a Certified Public Accountant in the State of Arizona. Mr. Lutes brings significant knowledge and experience in the technology and financial services sector to the Board.

Colbert M. Matsumoto
Mr. Matsumoto was appointed Vice Chair of the Company and the Bank effective April 1, 2018. He is Chairman of the Board of Island Holdings, Inc., a corporate holding company. Mr. Matsumoto also serves as the Chairman of Tradewind Capital Group, Inc., an investment and asset management company with diverse private equity and real estate investments. Mr. Matsumoto was President of Island Holdings, Inc. from 2010 to June 2018. Mr. Matsumoto was Executive Chairman of Island Insurance Company, Ltd. from 1999 to June 2019. Mr. Matsumoto was President of Tradewind Capital Group, Inc. from 2006 to April 2015. Mr. Matsumoto was a practicing attorney for twenty-one (21) years before assuming his current and former executive management positions. He is former Chairman and Trustee of the Employees’ Retirement System of the State of Hawaii, and played a significant leadership role in promoting reforms in the design and funding of the pension system to better secure its finances. Mr. Matsumoto serves as Chairman of the Board of Directors of Pacific International Center for High Technology Research, on the Board of Directors of Urasenke Foundation of Hawaii, and Densho, and on the Board of Advisors of Jikoen Hongwanji Mission. Mr. Matsumoto’s substantial knowledge and experience, as an attorney, insurance executive, and investment professional, has been instrumental in assisting the Board and management with assessing and managing the Company’s legal and business risks and in corporate governance and business strategy and planning. Mr. Matsumoto is Vice Chair of the Company’s Board and Chair of the Bank Board Directors Loan Committee.

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DIRECTOR BACKGROUND AND EXPERIENCE
A. Catherine Ngo
Ms. Ngo was appointed Executive Vice Chair of the Company and the Bank effective January 1, 2022. Ms. Ngo served as President and Chief Executive Officer of the Bank and President of the Company from July 1, 2015 to December 31, 2021, and Chief Executive Officer of the Company from July 1, 2015 to September 30, 2018. Prior to that, Ms. Ngo served as President and Chief Operating Officer of the Company and the Bank from June 1, 2014 to June 30, 2015. Ms. Ngo also served as Executive Vice President, Chief Administrative Officer of the Company and the Bank from November 23, 2010 through May 31, 2014. Ms. Ngo is an experienced executive who has served in various capacities in the financial industry during the last twenty-nine (29) years, including as founding general partner of Startup Capital Ventures (from 2005 to present), a venture capital firm, where her responsibilities included: managing relationships with many of the firm’s portfolio companies and assisting companies with operational issues. Ms. Ngo also had primary oversight for the firm’s finance, reporting and investor relations activities and had a significant role in managing the firm’s China-based portfolio. Before that, she was Executive Vice President, General Counsel, and Corporate Secretary of Silicon Valley Bank (overseeing risk and operations divisions), and during her tenure there, also served as Chief Operating Officer of Alliant Partners, Silicon Valley Bank’s investment banking subsidiary. Prior to that, Ms. Ngo was in private law practice in Silicon Valley and Dallas. Ms. Ngo serves on the Board of Directors of The Queens Medical Center and The Queen’s Health Systems, Hawaii Gas, on the Board of Advisors of Catholic Charities Hawaii, and on the Board of Governors of Hawaii Community Foundation.

Saedene K. Ota
Ms. Ota is owner and creative director of Sae Design, Inc., a graphic design and visual marketing agency headquartered on the Island of Maui. In her over twenty-six (26) year career, Ms. Ota has received numerous design, graphics and marketing rewards and recognition. Ms. Ota, who resides on the Island of Maui, serves as Executive Director of the Maui Health Foundation, and as Chair of the Maui Economic Development Board. The Bank has four (4) branches on the Island of Maui and firmly believes it is important to have a director from the Island of Maui, who best understands and can help the Bank connect with residents and businesses on the Island of Maui, and to demonstrate the Bank’s commitment to serving all islands and communities comprising the State of Hawaii. The vast majority of businesses in Hawaii are small and each island has its own unique business markets, needs and communities, and thus having Ms. Ota who is a prominent businessperson and community leader on the Island of Maui, serve on our Company’s Board and Bank’s Board of Directors, provides great insight and perspective in how we can best serve small businesses throughout the State of Hawaii, but also within the Island of Maui. As a community bank serving all the people and islands of Hawaii, we believe it is vital that our Board have experienced and proven businesspeople who reflect and represent all of Hawaii and the diversity of Hawaii. We believe Ms. Ota’s lifetime of experiences and success as a small businessperson, and her substantial marketing knowledge and expertise, add significant value and perspective to our Board. Ms. Ota is Chair of the Bank Board Trust Committee. Ms. Ota will be Chair of the Company’s Compensation Committee effective as of the Meeting.

14	2022 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE
Crystal K. Rose, J.D.
Ms. Rose is a named partner in the law firm of Bays Lung Rose & Voss, and has been actively practicing law for forty (40) years, specializing in the areas of real estate, trust and commercial litigation, commercial real estate transactions, trusts and estates, and construction law. Ms. Rose has been a director of Hawaiian Holdings, Inc. (a publicly traded company listed on NASDAQ, and the parent company of Hawaiian Airlines, Inc.) since June 2006, and serves as Chair of the Compensation Committee, and is a member of the Governance and Nominating Committee of its Board of Directors. Given the limited number of publicly traded companies in Hawaii, Ms. Rose brings experience as a director of another Hawaii-based publicly traded company. Ms. Rose also brings a wealth of legal and real estate knowledge and experience to the Company’s Board and Bank’s Board, and her professional, leadership, and business skills and expertise are well-suited to her serving since June 1, 2014, as the Company’s and the Bank’s Lead Independent Director, and before that, from April 20, 2011 through May 31, 2014, serving as the Company’s and Bank’s Board Chair, and in providing guidance with respect to the Company’s and the Bank’s strategic issues, overall business plans and legal matters. On July 1, 2019, Ms. Rose was appointed a Trustee to the Kamehameha Schools Board of Trustees. Kamehameha Schools has an estimated endowment of $11 billion in financial assets and real estate. Ms. Rose also serves on the Board of Advisors of Catholic Charities Hawaii.

Paul K. Yonamine
Mr. Yonamine was appointed Chairman and Chief Executive Officer of the Company, and Executive Chairman of the Bank, effective October 1, 2018. Mr. Yonamine was appointed to the Board of Directors of Sumitomo Mitsui Banking Corporation, effective June 27, 2019. Mr. Yonamine previously served as Non-executive Chairman of GCA Corporation, the largest independent M&A firm in Japan from October 1, 2018 through March 26, 2019, and served as the Executive Chairman of GCA Corporation from June 2017 to September 30, 2018. From January 2015 to March 2017, Mr. Yonamine served as the Country General Manager and President of IBM Japan, Ltd. Mr. Yonamine previously served as President and CEO of Hitachi Consulting Co., Ltd., where he founded the first consulting and solutions business for Hitachi Ltd. He was a senior advisor to the Mayor of the City & County of Honolulu from 2004 to 2006. Mr. Yonamine’s prior experience includes serving as Executive Vice President and Chairman of Asia Pacific, BearingPoint, President of KPMG Consulting in Japan, and Managing Partner of KPMG, LLC – Hawaii Operations. A graduate of the University of San Francisco with a degree in accounting and a CPA designation, Mr. Yonamine also serves as Chairman of the U.S.-Japan Council, serves on the Board of Directors of Pacific International Center for High Technology Research, and is a member of the Young Presidents’ Organization. He played a significant role in facilitating the strategic relationships the Bank has established with mid-sized regional banks in Japan. Mr. Yonamine has close ties to Hawaii, as well as an impressive resume in Japan, devoting much of his career to promoting the introduction and globalization of information technologies to Japan corporations. Mr. Yonamine’s experience in both business and accounting in Japan and Hawaii brings a global perspective to the Company.

15

Executive Officer Background and Experience
Set forth below is information concerning the current executive officers of the Company who are not also directors of the Company:
Arnold D. Martines
Mr. Martines was appointed President and Chief Operating Officer of the Company and the Bank, effective January 1, 2022. Mr. Martines previously served as Executive Vice President and Chief Banking Officer of the Company and the Bank from June 1, 2020 to December 31, 2021, Group Executive Vice President, Revenue of the Company and the Bank from May 1, 2019 to May 31, 2020, and Executive Vice President, Commercial Markets of the Company and the Bank from September 1, 2016 to April 30, 2019. As President and Chief Operating Officer, Mr. Martines leads the day-to-day operations of the Bank. Mr. Martines has over twenty-six (26) years of banking experience. Mr. Martines started his banking career in 1995 as an Assistant Branch Manager at Bank of Hawaii. He subsequently took on increasing responsibility in both line and credit management roles for small business, middle market and corporate lending before joining the Bank in February 2004 as Vice President and Portfolio Management Approval Manager where he oversaw commercial and industrial loan approvals for the Bank. Mr. Martines has served as the Bank’s Senior Vice President, Community Banking Division Manager, Senior Vice President, Chief Credit Administrator, and Senior Vice President, Commercial Lending Division Manager. Mr. Martines serves as Chairman of Child and Family Service, a Trustee of Saint Louis School, and on the Board of Directors of the Aloha Council of Boy Scouts of America, Chamber of Commerce Hawaii and YMCA of Honolulu.

David S. Morimoto
Mr. Morimoto was appointed Senior Executive Vice President and Chief Financial Officer of the Company and the Bank effective January 1, 2022. Prior to that, Mr. Morimoto was Executive Vice President, Chief Financial Officer of the Company and the Bank from July 1, 2015 to December 31, 2021, and Senior Vice President and Treasurer of the Company and the Bank from March 1, 2005 to June 30, 2015. Mr. Morimoto has more than thirty (30) years of experience in the banking industry and has extensive experience in effectively working with institutional investors, investment bankers, and financial institution regulators. Mr. Morimoto received his Bachelor of Business Administration degree in Finance from the University of Hawaii and received his Master of Business Administration degree with a concentration in Accounting from Chaminade University of Honolulu. Mr. Morimoto serves on the Board of Directors of the Institute for Human Services, the Hawaii Council on Economic Education, Kohala Institute, Downtown Athletic Club Hawaii, and Hawaii Asia Pacific Association Leaders.

16	2022 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
During the fiscal year ended December 31, 2021, the Board held a total of eight (8) meetings. Each incumbent director attended at least seventy-five percent (75%) of the total number of the aggregate of the Board meetings and meetings held by all committees of the Board on which he/she served during 2021. The Company expects directors to attend the annual meeting of shareholders. All directors attended last year’s annual meeting of shareholders.
The Board has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Governance Committee.
The following table sets forth the non-employee members of the Board as of the date of this Proxy Statement and the committees of the Board on which they currently serve, and the committees on which they will serve effective as of the Meeting.
	Membership as of the date of this Proxy Statement			Membership Effective as of the Meeting
Name of Director	Audit Committee	Compensation Committee	Governance Committee	Audit Committee	Compensation Committee	Governance Committee
Non-Employee Directors:
Christine H. H. Camp
Earl E. Fry
Wayne K. Kamitaki (retiring as of the Meeting)
Jonathan B. Kindred
Paul J. Kosasa
Duane K. Kurisu
Christopher T. Lutes
Colbert M. Matsumoto
Saedene K. Ota
Crystal K. Rose
= Member
= Chair
Interested parties may communicate directly with the Chairman by writing to: Paul K. Yonamine, 220 South King Street, 22nd Floor, Honolulu, Hawaii 96813. Interested parties may communicate directly with the Lead Independent Director or with the non-management or independent directors as a group, by writing to: Crystal K. Rose, Bays Lung Rose & Voss, Topa Financial Center, Suite 900, 700 Bishop Street, Honolulu, Hawaii 96813. Alternatively, concerns may be made known and communicated directly to the Chairman or to the Lead Independent Director or to the non-management or independent directors as a group, through procedures set forth in the Company’s Complaint Policy which is available on the Company’s website (www.cpb.bank).
17

CORPORATE GOVERNANCE AND BOARD MATTERS
Audit Committee
The Audit Committee held seven (7) meetings during 2021, including three (3) private sessions with the independent auditors, five (5) private sessions with internal Audit and Credit Review, five (5) private sessions with executive management, and two (2) executive sessions. The responsibilities of the Audit Committee are described in the paragraph below and under the subheading “REPORT OF THE AUDIT COMMITTEE.” The Audit Committee operates under a Charter adopted by the Board. The Charter of the Audit Committee is available on the Company’s website (www.cpb.bank). The current members of the Company’s Audit Committee are Earl E. Fry (Chair), Jonathan B. Kindred, and Wayne K. Kamitaki, each of whom is “independent” within the meaning of the listing standards of the NYSE and the rules of the SEC. Effective as of the Meeting, the members of the Company’s Audit Committee will be Earl E. Fry (Chair), Jonathan B. Kindred, and Christine H. H. Camp, each of whom is “independent” within the meaning of the listing standards of the NYSE and the rules of the SEC. The Board has also determined that each member is financially literate, as such qualification is defined under the rules of the NYSE, that each member has accounting or related financial management expertise, as such qualification is defined under the rules of the NYSE, and that Earl E. Fry, Christine H. H. Camp, and Wayne K. Kamitaki are each an “audit committee financial expert” within the meaning of the rules of the SEC. None of Ms. Camp, Mr. Kamitaki and Mr. Kindred serves on the audit committee of any other publicly registered company. Mr. Fry serves on the audit committees of two other publicly registered companies: Hawaiian Holdings Inc. and Backblaze Inc.
Pursuant to the Company’s Audit Committee Charter, the Audit Committee reviews and evaluates all related party transactions that are material to the financial statements pursuant to the Company’s Policy Regarding Transactions with Related Persons, and determines conflicts of interest pursuant to the Company’s Code of Conduct & Ethics and pursuant to its Code of Conduct & Ethics for Senior Financial Officers. In addition, certain loans to directors and executive officers and their related interests are subject to the lending restrictions set forth in Federal Reserve Board Regulation O and the lending policies and procedures of the Bank. Each director and executive officer is required to report to the Company transactions with the Company in which they have an interest.
Compensation Committee
The Compensation Committee held nine (9) meetings during 2021. The Compensation Committee’s primary purpose is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers by evaluating and recommending to the Board the approval of executive officers’ benefits, bonuses, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Company and providing all required disclosures on executive compensation for inclusion in the Company’s Proxy Statement. The Compensation Committee also provides risk management of the Company’s compliance with any laws, rules and regulations applicable to compensation practices, plans and programs, and to ensure that compensation is not structured in a way which will encourage unnecessary or excessive risk taking. The functions of the Compensation Committee are further described in “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS” below, under the subheading “COMPENSATION DISCUSSION AND ANALYSIS.” The Charter of the Compensation Committee is available on the Company’s website (www.cpb.bank). The current members of the Company’s Compensation Committee are Wayne K. Kamitaki (Chair), Christine H.H. Camp, Saedene K. Ota, Duane K. Kurisu and Crystal K. Rose, each of whom is “independent” within the meaning of the listing standards of the NYSE, is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. Effective as of the Meeting, the members of the Company’s Compensation Committee will be Saedene K. Ota (Chair), Christine H.H. Camp, Duane K. Kurisu, and Crystal K. Rose, each of whom is “independent” within the meaning of the listing standards of the NYSE, is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.
Interaction with Consultants
From time-to-time, the Compensation Committee seeks advice from outside experts in the compensation field. The Compensation Committee has historically engaged a compensation consultant to provide input on both Board and executive compensation issues. In 2021 the Committee retained Korn Ferry (US) (“Korn Ferry”). Korn Ferry is an organizational consulting firm that assists clients in designing optimal organization structures, roles, and responsibilities.
In 2021, the Compensation Committee engaged Korn Ferry to serve as an independent compensation consultant. Korn Ferry was engaged directly by the Compensation Committee and Korn Ferry consultants reported directly to the Compensation Committee for its services in these capacities. The Compensation Committee discusses, reviews, and approves all consulting projects performed by Korn Ferry and periodically reviews the relationship with Korn Ferry, and considers competitive proposals from other firms.
The Compensation Committee considered the independence of Korn Ferry in light of SEC rules and NYSE listing standards. The Compensation Committee requested and received reports from Korn Ferry addressing the independence of Korn Ferry and its consultants, including the following factors: (1) other services provided to the Company by Korn Ferry; (2) fees paid by the Company as a percentage of Korn Ferry’s total revenue; (3) policies or procedures maintained by Korn Ferry that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the Compensation Committee; (5) any Company Common Stock owned by the consultants; and (6) any business or personal relationships between our executive officers and the consultants. The Compensation Committee discussed these considerations as well as other considerations and concluded that the work performed by Korn Ferry and its consultants, involved in the engagement did not raise any conflict of interest.
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Governance Committee
The Governance Committee held five (5) meetings during 2021. The Governance Committee is responsible for promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices, including identifying individuals qualified to become Board members, recommending nominees for directors of the Company, reviewing the qualifications and independence of the members of the Board and its committees, reviewing and monitoring the Company’s Corporate Governance Guidelines, monitoring the Board’s and the Company’s compliance regarding changes in corporate governance practices and laws and leading the Board in its annual review of the performance of the Board. The Charter of the Governance Committee and the Company’s Corporate Governance Guidelines are available on the Company’s website (www.cpb.bank). The current members of the Company’s Governance Committee are Paul J. Kosasa (Chair), Crystal K. Rose, and Duane K. Kurisu, each of whom is “independent” within the meaning of the listing standards of the NYSE.
Director Resignation and Retirement Policies
The Board’s “Director Resignation Policy” provides that at any shareholder meeting at which directors are subject to an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender a letter of resignation to the Board for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such offer of resignation. The Board shall act promptly with respect to each such letter of resignation and shall notify the director concerned of its decision. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Governance Committee or Board action regarding whether to accept his or her resignation offer.
The Board’s “Corporate Governance Guidelines” provide that a non-employee Director must retire form the Board upon attaining the age of seventy (70). A non-employee director who turns seventy (70) during a term for which he or she was elected will be allowed to serve until, but only until, December 31st of the calendar year in which he or she turns 70 provided his or her elected term does not end earlier.
Director Independence and Relationships
The Board has determined, in accordance with our Standards Regarding Director Independence, that all directors who are currently directors or who served during 2021 and all nominees (other than Christopher T. Lutes (see discussion below), A. Catherine Ngo who is Executive Vice Chair of the Company, and Paul K. Yonamine who is Chairman and Chief Executive Officer of the Company) are “independent” within the meaning of the rules of the NYSE. All of the directors and nominees (other than Ms. Ngo and Mr. Yonamine) are non-employees. All committees of the Board are comprised solely of independent directors.
The Board determined in 2022 that Christopher T. Lutes is no longer independent due to business that the Company and the Bank are conducting with Elevate Credit, Inc. (“Elevate”) in which Mr. Lutes serves as Chief Strategy Officer, and with Swell Financial, Inc. (“Swell”), a fintech company, in which Mr. Lutes serves as a board member and in which Elevate is an investor. The Company is an investor in Swell, has contributed certain intellectual property to Swell and has one designee on the Swell board of directors, currently Mr. Yonamine. The Bank will provide various consumer products through Swell’s digital online application technology. In connection with the foregoing, Elevate will provide various services to Swell and to the Bank. The Company, the Bank, Elevate, and Swell have entered into various agreements regarding the foregoing business relationships, all of which business relationships when collectively considered by the Company’s Board, resulted in the Board concluding that Director Lutes should no longer be classified as independent.
With respect to those directors who were determined independent by the Board, the following transactions, relationships and arrangements were considered by the Board in its determination of a director’s independence, including with respect to service on the Board’s committees, and none were found to adversely impact an independence determination.
During 2021, the following directors and nominees either directly and/or indirectly through companies in which they have a business interest or affiliation, or through members of their immediate families, received and/or had outstanding loans with the Bank: Christine H. H. Camp, Earl E. Fry, Wayne K. Kamitaki, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, Saedene K. Ota, and Crystal K. Rose.
During 2021, the following directors and nominees either directly and/or indirectly through companies in which they have a business interest or affiliation, or through members of their immediate families, opened and/or maintained deposit, trust, investment and/or other banking accounts with the Bank: Christine H. H. Camp, Earl E. Fry, Wayne K. Kamitaki, Jonathan B. Kindred, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, A. Catherine Ngo, Saedene K. Ota, Crystal K. Rose, and Paul K. Yonamine.
During 2021, the following directors and nominees served on boards of, or were involved in fundraising on behalf of, non-profit, community, charitable and/or cultural organizations, which received monetary donations from the Bank: Earl E. Fry, and Duane K. Kurisu. For 2021, the Company did not pay to any charitable or non-profit organization in which one of the Company’s Board members serves on that organization’s board, any amount in excess of the greater of $1,000,000 or 2% of the recipient organization’s gross annual revenues. Donations from the Bank in 2021 totaled $2,500.
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CORPORATE GOVERNANCE AND BOARD MATTERS
During 2021, the following directors and nominees served on boards of, or were involved in fundraising on behalf of, non-profit, community, charitable and/or cultural organizations, which received monetary donations from the Central Pacific Bank Foundation: Christine H. H. Camp, Earl E. Fry, Wayne K. Kamitaki, Jonathan B. Kindred, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, A. Catherine Ngo, Saedene K. Ota, and Paul K. Yonamine. For 2021, the Company did not pay to any charitable or non-profit organization in which one of the Company’s Board members serves on that organization’s board, any amount in excess of the greater of $1,000,000 or 2% of the recipient organization’s gross annual revenues. Donations from the Foundation in 2021 totaled $389,767.
During 2021, the following independent directors and nominees served on boards and as officers of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank’s business, in which the directors had no involvement and which were on no more favorable terms than for other similarly situated matters: Paul J. Kosasa, Duane K. Kurisu and Colbert M. Matsumoto.
Company director Paul J. Kosasa is President and Chief Executive Officer, and a director of ABC Stores. ABC Stores has a fleet of retail convenience stores in Waikiki and other tourist locations in Hawaii and these locations are prime spots for the Bank to place its ATMs for use by tourists. In 2021, the Bank paid a total of $25,967 to place eight ATMs in ABC Stores. The Bank does not pay any premium or provide any preferential terms to ABC Stores, the arrangement is made on no more favorable terms than for other similarly situated transactions, and Mr. Kosasa had no direct involvement in the Bank’s ATM contract with ABC Stores. This arrangement is not a large dollar arrangement for ABC Stores; the value to ABC Stores being the ATM convenience afforded its customers. This arrangement is beneficial to the Bank as it generates fee revenue for the Bank due to the heavy tourist traffic in Waikiki and the other tourist areas where these ATMs are located.
Company director Duane K. Kurisu is sole owner and co-manager of PacificBasin Communications LLC which publishes Hawaii Business magazine, Honolulu magazine, and Honolulu Family magazine. In 2021, the Bank paid a total amount of $80,200, which amount includes agency commissions paid by the Bank to Anthology Marketing Group, Inc., the Bank’s traditional media agency of record, for advertising of the Bank’s brand, products and services in PacificBasin Communications, LLC media, detailed as follows: $40,850 for Hawaii Business magazine; $38,695 for Honolulu magazine; and $654 for Honolulu Family magazine. Mr. Kurisu is the sole owner and manager of aio Digital, LLC (dba Library Creative) (“aio Digital”). In 2021, the Bank paid aio Digital $8,377, for design services. In addition, the Bank supported the 2021 44th Prince Lot Hula Festival (“Hula Festival”) by being one among other sponsors in presenting the Hula Festival virtually through watchhula.com. In addition to the Bank, the other sponsors were Kamehameha Schools and aio Digital. The Bank’s contribution to the Hula Festival consisted of $12,827 which was applied towards aio Digital’s work in providing the Hula Festival with the website watchhula.com. All services provided by aio Digital were not professional services; the services were not advisory in nature. aio Digital performed design services in accordance with the Bank’s specific instructions and subject to the Bank’s design approval. The Bank’s engagement of aio Digital was not due to Mr. Kurisu’s relationship with aio Digital. Mr. Kurisu had no involvement with any of the aforementioned transactions and they were made on no more favorable terms than for other similarly situated transactions.
Company director Colbert M. Matsumoto is Chairman of the Board and a minority owner (<10%) of Island Holdings, Inc. (“Island Holdings”), a Director of Island Insurance Company, Limited (“Island Insurance”), and a Director of Atlas Insurance Agency, Inc. (“Atlas Insurance”). Island Holdings is the parent company of Island Insurance and Atlas Insurance. Mr. Matsumoto is an employee of Island Holdings and is not an employee of any of the other aforementioned entities. Atlas Insurance is the largest insurance agency in Hawaii, with roots going back to 1929 and an A+ rating from the Better Business Bureau of Hawaii, Inc. Atlas Insurance is headquartered in Honolulu, Oahu and has offices on the islands of Hawaii, Maui, and Kauai. The Company has been a customer of Atlas Insurance since at least 2000, well before Mr. Matsumoto joined the Company’s Board. The Company’s engagement of Atlas Insurance was not and is not due to Mr. Matsumoto’s relationship with Atlas Insurance, and Mr. Matsumoto is not involved in any way in any insurance matters between the Company and Atlas Insurance. In 2021, out of the insurance premiums which the Company and its subsidiaries paid for insurance policies that Atlas placed on behalf of the Company and its subsidiaries, Atlas Insurance received a total of $129,574 in fees and commissions (based on fees and premiums on the Company’s corporate insurance policies totaling $1,521,436, of which the Company paid $128,729 in premiums to Island Insurance and Tradewind Insurance Company, Limited (“Tradewind Insurance”), a wholly owned subsidiary of Island Insurance, for policies they issued). The services provided by Atlas Insurance, Island Insurance and Tradewind Insurance were not professional services; the services were not advisory in nature. Atlas Insurance acted as an insurance agency and the Company independently made all decisions and determinations regarding the Company’s insurance coverage. Payments to Island Insurance and Tradewind Insurance were premiums for insurance policies. Mr. Matsumoto did not receive any direct commissions paid for premiums paid by the Company to Island Insurance, Atlas Insurance or Tradewind Insurance. Atlas Insurance paid the Bank $44,823 (for base rent, common area maintenance fees, real property taxes, and general excise taxes) for space in the Bank’s Hilo office building. Hoike Networks, Inc. doing business as Pacxa and Framework 21 (“Pacxa”), is wholly indirectly owned by Island Holdings and provides the Bank with information technology support, equipment leasing, software licensing, and website hosting services pursuant to a five-year service contract. The services provided by Pacxa were not professional services or advisory in nature; the services were technical support and software licensing services directed by the Bank’s information technology and marketing teams. The Bank paid Pacxa $1,559,312 for its services in 2021 and such amount is below 1% of the annual revenue of Island Holdings. $596,209 of the amount paid to Pacxa in 2021 was pass-through costs for software licensing, cloud storage services, and hardware purchases. The Company’s engagement of Pacxa was not and is not due to Mr. Matsumoto’s relationship with Pacxa, and Mr. Matsumoto is not
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CORPORATE GOVERNANCE AND BOARD MATTERS
involved in any way in any matters between the Company and Pacxa. Mr. Matsumoto had no involvement with any of the aforementioned transactions and they were made on no more favorable terms than for other similarly situated transactions. The Company’s relationships with the aforementioned entities, other than Pacxa, predate Mr. Matsumoto joining the Company’s Board.
Certain Relationships and Related Transactions
Company executive officer, Mr. Arnold Martines, is President and Chief Operating Officer of the Company and the Bank. His wife, Thuy Nguyen-Martines, has been employed by the Bank since 2003 and currently holds the position of Senior Vice President and Senior Private Banking Manager, a non-executive officer position. In 2021, Ms. Nguyen-Martines’s total compensation, including salary, bonus, equity awards and other benefits, totaled approximately $185,000. Ms. Nguyen-Martines participates in the Company’s general benefit plans available to all similarly situated employees. Her compensation is commensurate with that of her peers and Mr. Martines does not have input into Ms. Nguyen-Martines’s compensation. “See also “Director Independence and Relationships.”
Loans to Related Persons
The Bank, which is a wholly-owned subsidiary of the Company, has made (in addition to any loans specified in the “Director Independence and Relationships” section immediately preceding this section) loans to directors and executive officers, their immediate family members, and companies in which they or their immediate family members have an interest, in the ordinary course of its business as a bank. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and do not involve more than the normal risk of collectability or present other unfavorable features. As of the date of this Proxy Statement, all of these loans are pass-rated loans.
Policy Regarding Transactions with Related Persons
The Company has a Board approved written policy (“Policy Regarding Transactions with Related Persons”) which sets forth the process and procedures for the review, approval, ratification and disclosure of any transactions with a related person (“transaction” and “related person” being as defined by Item 404 of SEC Regulation S-K). Loans subject to the lending restrictions set forth in Federal Reserve Board Regulation O are reviewed by the Bank’s Board Directors’ Loan Committee and approved by the Bank’s Board. All other loans to related persons are reviewed by the Bank’s Board Directors’ Loan Committee and reported to the Audit Committee quarterly. All other transactions with related persons are reviewed by the Company’s Audit Committee.
Board Leadership Structure and Risk Oversight
The Company’s Board has no policy with respect to the separation of the offices of Chairman, President and Chief Executive Officer. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of its Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the offices of Chairman, President and Chief Executive Officer should be separate. Since June 1, 2014, Crystal K. Rose has served as Lead Independent Director and as a member of the Governance Committee of the Company’s and the Bank’s Board of Directors. Ms. Rose previously served as Chair of the Board of Directors of the Company and the Bank from April 20, 2011 through May 31, 2014 and Chair of the Governance Committee of the Company’s and the Bank’s Board of Directors from June 1, 2014 through April 1, 2019. Paul K. Yonamine, currently serves as Chairman of the Company’s Board of Directors and Executive Chairman of the Bank’s Board of Directors, and Chief Executive Officer of the Company. A. Catherine Ngo currently serves as Executive Vice-Chair of the Company and the Bank and also serves on the Company’s and Bank’s Board of Directors. Colbert M. Matsumoto currently serves as Vice Chair of the Board of Directors of the Company and the Bank. Arnold D. Martines currently serves as President and Chief Operating Officer of the Company and the Bank. Nine (9) of the twelve (12) Company’s and Bank’s Board of Directors are independent outside (non-employee) directors. As the Board’s former Chair and now as its Lead Independent Director, Ms. Rose previously presided over and once again presides over all meetings of the non-management directors in executive sessions, acts as liaison and facilitates communications between the Board and the principal executive officers, and ensures independent Board governance and oversight of management. In addition, all members of the Board’s Audit Committee, Compensation Committee, and Governance Committee are comprised of independent, non-management directors. The Company believes that the current structure ensures sufficient Board independence from management while also optimizing the efficiency and effectiveness of the Board and management in the oversight of the Company and the Bank, and also supports and provides for orderly transition and succession.
The Company is a one-bank holding company, with the Bank being the Company’s only bank subsidiary. The Company was set up as the Bank’s holding company to capitalize on the benefits of a bank holding company structure, including potential tax advantages, ability to engage in stock repurchases, potential flexibility with respect to activities, and flexibility with capital raising. All of the directors on the Company’s Board also serve on the Bank’s Board of Directors. In addition, all of the Company’s directors who serve on the Company’s Audit Committee, Compensation Committee and Governance Committee also serve on those same board level committees at the Bank. Deloitte & Touche LLP, the Company’s and Bank’s internal auditor, reports directly to the Company’s and Bank’s respective Audit Committees.
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CORPORATE GOVERNANCE AND BOARD MATTERS
The Board oversees various risks of the Company and the Bank at both the Board level and through Board Committees. The Company’s and the Bank’s Audit Committees perform the customary risk oversight functions of an audit committee, which includes overseeing accounting, auditing, internal controls, legal and regulatory matters, financial reporting and financial risk. The Company’s and the Bank’s Compensation Committees perform the customary risk oversight functions of a compensation committee, which includes, overseeing the Company’s and Bank’s compliance with any laws, rules and regulations applicable to the Company’s and Bank’s compensation practices, plans and programs, and to help ensure that compensation is not structured in a way which will encourage unnecessary or excessive risk taking. The Company’s and the Bank’s Governance Committees perform the required and customary risk oversight functions of a governance committee, including overseeing risks associated with the Company’s and Bank’s governance practices and the leadership structure of the Board, and Company and Bank management. The Bank Directors’ Loan Committee oversees the Bank’s credits/loans, asset quality, and credit risk. The Bank’s Board Trust Committee oversees the Bank’s trust business/activities and fiduciary risk. The Bank’s Board Compliance Committee oversees the Bank’s information and cyber security posture and risk, the Bank’s compliance with the Bank Secrecy Act requirements, and the Bank’s compliance with consumer laws and regulations, and compliance risk. The Board reviews and approves the Company’s and Bank’s strategic plan, business plan, and annual budget and reviews and/or approves all major initiatives and undertakings to ensure they are strategically supportable and offer a sufficient return without an unacceptable level of risk. The Board also considers environmental, health and safety, and social matters as part of its risk oversight function. In addition, during year 2021, the Board and various of its Board Committees, continued to focus with management on addressing the financial, credit, safety, and other impacts and associated risks on the Company and the Bank due to the COVID-19 pandemic and its effect on the Bank’s customers, employees, shareholders, vendors, community, and other stakeholders. The Board receives regular updates from executives and management on the impact of the COVID-19 pandemic on the Bank’s business and financial performance, employees and community, and on the steps the Bank took to protect its employees and customers, ensure the provision of banking services to customers, and help the Bank’s customers and the Hawaii community during the COVID-19 pandemic.
Cyber security incidents compromising non-public personal financial information may produce material adverse effects to the Bank’s business, including but not limited to, reputational harm, loss of intellectual property, disruption of key business operations, governmental fines/penalties, and litigation/remediation costs. Under the direction of its Chief Information Security Officer (“CISO”), the Bank maintains a formal information security management program to address cyber security risks. The Board and the Bank’s Compliance Committee regularly receive reports and briefings from the CISO and Chief Legal Officer relating to a full range of cyber security issues, the Bank’s risk posture to protect against cyber security threats, and policies that are intended to adequately implement the program. This periodic reporting includes the annual review of the FDIC requirements relating to cyber security and the Gramm-Leach-Bliley Act.
Code of Conduct & Ethics and Complaint Policy
The Company is committed to promoting and fostering ethical conduct and sound corporate governance principles. The Company has a Code of Conduct & Ethics (the “Code”) applicable to all employees, officers and directors of the Company. In addition, the Company also has a supplemental Code of Conduct & Ethics for Senior Financial Officers, which is applicable to the Chief Executive Officer, President, Chief Financial Officer, Controller, any other principal financial officer or principal accounting officer and any other person fulfilling and/or performing any similar role, function or capacity. Both of the aforementioned Codes of Conduct & Ethics are available on the Company’s website (www.cpb.bank) and Company employees annually certify that they have read and understand the Code or codes applicable to them. The Code provides standards of conduct and ethics in order to preserve, promote and foster the highest ethical conduct among all employees, officers and directors of the Company, and addresses conflicts of interest, corporate opportunities, honesty and integrity, securities trading, fair dealing, diversity and inclusion, confidentiality, protection and proper use of Company assets, and encourages the reporting of any suspected violation of the Code through robust reporting protocols and whistleblower protections. The Company also maintains a strong whistleblower and anti-retaliation policy and encourages reporting in accordance with the Company’s Complaint Policy available on the Company’s website (www.cpb.bank), which provides several designated channels, including to the Company’s Human Resources Manager, Internal Audit Coordinator, Chief Legal Officer, Chief Executive Officer, President or Board of Directors, or through a third-party hosted anonymous alert line. A waiver or amendment of any provision of the Code or supplemental Code of Conduct & Ethics for Senior Financial Officers may be made only by the Board. Any amendment or waiver of the supplemental Code of Conduct & Ethics for Senior Financial Officers will be posted on the Company’s website (www.cpb.bank) within four (4) business days of such amendment or waiver, as the case may be. In addition, the Bank has a Sexual Harassment & Other Forms of Harassment Policy which specifically addresses sexual harassment, other forms of harassment, investigation procedures, discipline, confidentiality, and prohibition of retaliation.
Policy Prohibiting Hedging and Limiting Pledging of Company Stock
The Company’s Company Stock Trading Policy prohibits directors and employees (including executive officers) from hedging the risk associated with the ownership of the Company’s stock. This prohibition would include any purchase of financial instruments (including put or call options or any other derivative instruments) which function as a hedge on the Company’s stock. The Company’s Company Stock Trading Policy also prohibits directors and executive officers from pledging transactions involving the Company’s stock as collateral, including the use of a traditional margin account with a broker-dealer, without the prior consent of the Company’s Chairman or President.
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CORPORATE GOVERNANCE AND BOARD MATTERS
Director Nomination Process
Director Qualifications. The Governance Committee is responsible for reviewing the qualifications and independence of director nominees in accordance with the criteria set forth in the Company’s Corporate Governance Guidelines. The general criteria considered include independence, diversity, age, skills, experience and other relevant considerations in the context of the needs of the Board. Diversity is considered and desired and is viewed in a broad context; we seek Board members from different professions, industries, backgrounds, experiences, cultures, ethnicities, races, and gender, who can represent Hawaii’s multi-cultural, multi-ethnic, and multi-racial population and community.
Identifying and Evaluating Nominees. The Board seeks to identify candidates for director positions that are best qualified and suited to meet the needs of the Company and to present these candidates for shareholder approval, as and when director positions become open and available. The Governance Committee will first identify, review, evaluate and recommend to the Board, nominees for director positions. The Board will then vote whether or not to recommend such nominees to the Company’s shareholders for election. In identifying potential director nominees, the Governance Committee will search within the State of Hawaii and may search outside the State of Hawaii for any potential director candidates, and in this regard, may utilize the services of a professional search firm. While the same general criteria set forth above shall be applied in evaluating a candidate’s qualifications, it is difficult to enumerate all of the attributes, skills and qualities that the Governance Committee and/or Board may, at any given point in time, determine, consider and value in evaluating, selecting and recommending director nominees. Accordingly, the Governance Committee and the Board exercise their discretion and consider any circumstances, experiences, attributes, skills, qualities, and factors applicable to any director nominee with the intent and purpose of having the best qualified and suited directors serving on the Board at all times, as well as ensuring that the Board as a whole is diverse and well rounded. The Board may enlist the services of a third party to conduct a background check or other investigation in order to determine whether a candidate meets any criteria.
Shareholder Nominees. In accordance with the policies set forth in the Company’s Corporate Governance Guidelines and the Company’s Bylaws (as amended), the Governance Committee will consider properly submitted director nominees for election at the 2023 Annual Meeting of Shareholders recommended by shareholders if such recommendations are received in writing not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the first anniversary date of the annual meeting for the preceding year (such anniversary date, April 21, 2023), and comply with all other applicable requirements set forth in said Corporate Governance Guidelines and Bylaws (as amended). Shareholder recommendations should be addressed to the Company’s Corporate Secretary, P.O. Box 3590, Honolulu, Hawaii 96811. In addition, shareholders may bring nominations directly before an annual meeting by giving timely notice in writing to the Company’s Corporate Secretary within the same ninety (90) to one hundred twenty (120) calendar day period prior to the first anniversary date of the annual meeting for the preceding year (such anniversary date, April 21, 2023) and complying with all other applicable requirements set forth in the Company’s Bylaws. In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 20, 2023.
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CORPORATE GOVERNANCE AND BOARD MATTERS
Shareholder Engagement on Corporate Governance, Corporate Social Responsibility, and Executive Compensation Matters
Our Board and management team greatly value the opinions and feedback of our shareholders. In 2021 we reached out to 9 of our 10 largest shareholders, representing approximately 50% of our Common Stock and the two leading proxy advisory firms. This effort was led by our President and our Chief Financial Officer, with senior executives from our Legal and Human Resources teams joining the calls.
Feedback from the 2021 Annual Meeting of Shareholders was positive overall. Topics covered in our shareholder engagement discussions included:
•	Our executive compensation program and philosophy;
•	Board composition, skills, tenure, and diversity; and
•	Our environmental, social and governance (“ESG”) program and metrics.
A summary of the feedback we received was discussed and considered by the Board, and, where needed, enhancements have been made to our disclosures to improve transparency. We believe these engagement efforts with our shareholders will allow us to better understand our shareholders’ priorities and perspectives and provide us with useful input.
Shareholders and other interested parties who wish to communicate with us on these or other matters may contact us electronically at legal@cpb.bank or by mail at Legal Department, Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813.
Communications with the Board
Shareholders of the Company and others may send written communications directly to the Board, addressed to: Board of Directors of Central Pacific Financial Corp., 220 South King Street, 22nd Floor, Honolulu, Hawaii 96813. Any such communication may be directed to the attention of the Chairman of the Board or the Chair of any Board Committee (such as, for example, the Chair of the Audit Committee or the Chair of the Governance Committee) or to the Lead Independent Director or to the non-management or independent directors. Shareholders and others sending such communications should include the following in their written communication: (a) such shareholder(s) and others should identify himself/herself/itself/themselves, and if a shareholder, provide reasonably satisfactory proof of their ownership of the Company’s Common Stock; (b) such shareholder(s) and others should state in reasonable detail and communicate with reasonable clarity and specificity their issue or concern; and (c) such shareholder(s) and others should include their contact information (at a minimum, phone number and address). Shareholders and others who wish to communicate anonymously with the Board or any group of the Board should refer to the Company’s Complaint Policy available on the Company’s website (www.cpb.bank). However, nothing that is stated in this paragraph shall override any requirements imposed on any shareholder communications under the Company’s Articles of Incorporation (as amended) or Bylaws (as amended) or other governing documents or by any law, rule or regulation.
24	2022 Proxy Statement

Environmental, Social and Governance (ESG)
Since the Bank’s founding, the Bank has been committed to serving the communities in which it operates. The Bank believes that a commitment to social, environmental, and economic responsibility is important to the Bank’s success. This commitment starts at the top with our Board, which regularly considers environmental, health and safety, and social matters as part of its oversight functions, and has incorporated ESG related initiatives into the Company’s 2022 Strategic Plan and Business Plan.
In 2021 we released our inaugural annual ESG Report and disclosures in accordance with the Sustainability Accounting Standards Board (SASB) Commercial Banks, Mortgage Finance, and Consumer Finance Sustainability Accounting Standards. These reports, as well as other ESG related disclosures are available on our “Investor Relations” page at cpb.bank. The Bank intends to publish its ESG Report for calendar year 2021 later this year. Our website, ESG Report, and ESG related disclosures are not part of or incorporated into this proxy statement.
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REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1933, as amended, or under the United States Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.
The Audit Committee’s primary purposes are to: (a) assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; (b) decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; (c) review certain related party transactions; and (d) prepare this Report. The Board has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC. The Board has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that Earl E. Fry and Wayne K. Kamitaki are each an “audit committee financial expert” within the meaning of the rules of the SEC. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the United States Securities Exchange Act of 1934, as amended. All non-audit services performed by the independent auditor must be specifically pre-approved by the Audit Committee or a member thereof.
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.
In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditors’ independence.
During 2021, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for such fiscal year.
Respectfully submitted by the members of the Audit Committee of the Board as of February 22, 2022:
Earl E. Fry, Chair
Wayne K. Kamitaki
Jonathan B. Kindred
26	2022 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
DIRECTOR COMPENSATION
In response to the economic impact of the COVID-19 pandemic in 2020, the Board of Directors elected to reduce their 2020 annual retainer by 12.5%. This reduction was intended for 2020 only with Board Director fees reverting to pre-pandemic levels for 2021. In April 2021, the Board approved the 2021 annual retainer fee to revert to the pre-pandemic amount.
The following change to the board structure occurred effective May 1, 2021:
•	The Board of Directors approved the appointment of Duane K. Kurisu as member of the Compensation Committee.
The following change to the board structure occurred effective November 1, 2021:
•
The Board of Directors approved the appointment of Jonathan B. Kindred as director on the Central Pacific Financial Corp. and Central Pacific Bank Board of Directors, and as a member of the Audit Committee.

Annual Retainer
All non-employee directors are paid an annual retainer in cash and/or Common Stock. Payments were made in May and June 2021 with remaining fees paid in November 2021. These remaining fees were balances left over from stock transactions when the stock price did not divide evenly into the fee amount. Employee directors do not receive an annual retainer.
Details on annual retainers paid to directors, as well as to Chairs of our committees, are as follows:
Board of Directors Position	Annual Retainer(1)	Chair Retainer	Total Fees
Director & Vice Chairman & Chair Bank Board Directors Loan Committee(2)	$90,000	$45,000	$135,000
Director & Lead Independent Director	$90,000	$20,000	$110,000
Director & Chair Audit Committee	$90,000	$25,000	$115,000
Director & Chair Compensation Committee	$90,000	$17,500	$107,500
Director & Chair Governance Committee	$90,000	$15,000	$105,000
Director & Chair Bank Board Trust Committee(2)	$90,000	$15,000	$105,000
Director & Chair Bank Board Compliance Committee(2)	$90,000	$17,500	$107,500
Director	$90,000		$90,000
(1)
In April 2021, the Board of Directors approved the 2021 annual retainer fee to revert to pre-pandemic amount. The prior year amount of $78,750 was intended for 2020 only in response to the economic impact of COVID-19 pandemic.

(2)	The Directors Loan Committee, Trust Committee and Compliance Committee are Bank Committees only.
Director Compensation
The following table shows for the year ended December 31, 2021, information on compensation earned by our directors who served on the Board during 2021, other than Paul K. Yonamine’s and A. Catherine Ngo’s compensation as employees, which are disclosed in the Summary Compensation Table.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
(a)	(b)	(c)	(e)
Christine H. H. Camp	$58,123	$49,377	$107,500
Earl E. Fry	$45,020	$44,980	$90,000
Wayne K. Kamitaki	$57,831	$49,669	$107,500
Jonathan B. Kindred	$22,523	$22,477	$45,000
Paul J. Kosasa	$52,509	$52,491	$105,000
Duane K. Kurisu	$45,020	$44,980	$90,000
Christopher T. Lutes	$57,502	$57,498	$115,000
Colbert M. Matsumoto	$67,516	$67,484	$135,000
Saedene K. Ota	$55,331	$49,669	$105,000
Crystal K. Rose	$57,572	$52,428	$110,000
(a)	Board Members Paul K. Yonamine and A. Catherine Ngo are omitted from this table because Mr. Yonamine’s and Ms. Ngo’s compensation are disclosed in the Summary Compensation Table.
Jonathan B. Kindred joined the Board on November 1, 2021 and was paid one-half of the annual retainer fee, covering the period November 1, 2021 to April 30, 2022.
27

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
(b)
Included in this column are fees payable in cash, but which the directors were permitted to elect to receive in the form of equity. No director elected to receive more than the required 50% of fees in equity.

(c)
Included in this column are fees required to be received in the form of equity, which are paid in shares of Company Common Stock either issued from the 2013 Stock Compensation Plan or purchased through the Directors Deferred Compensation (DDC) Plan. In June 2016, the Board of Directors approved a revision to the Directors’ fee schedule, which required Directors to receive 50% of total fees in the form of equity. For Directors who elected equity through the DDC Plan, equity may be less than 50% of total fees due to stock purchased in lots of 100 and the difference in stock price between purchase order submission date and actual purchase date. The fees required to be received in equity and paid in equity were as follows:

•
Christine H. H. Camp received 1,400 shares having a fair market value of $27.59 per share and 382 shares having a fair market value of $28.13 per share for a total of $49,377. Remaining fees of $58,123 were paid in cash.

•	Earl E. Fry received 1,599 shares having a fair market value of $28.13 per share for a total value of $44.980. Remaining fees of $45,020 were paid in cash.
•	Wayne K. Kamitaki received 1,800 shares having a fair market value of $27.59 for a total value of $49,669. Remaining fees of $57,831 were paid in cash.
•	Jonathan B. Kindred received 792 shares having a fair market value of $28.38 for a total value of $22,477. Remaining fees of $22,523 were paid in cash.
•	Paul J. Kosasa received 1,866 shares having a fair market value of $28.13 per share, a total value of $52,491. Remaining fees of $52,509 were paid in cash.
•	Duane K. Kurisu received 1,599 shares having a fair market value of $28.13 per share for a total value of $44,980. Remaining fees of $45,020 were paid in cash.
•	Christopher T. Lutes received 2,044 shares having a fair market value of $28.13 per share, a total value of $57,498. Remaining fees of $57,502 were paid in cash.
•	Colbert M. Matsumoto received 2,399 shares having a fair market value of $28.13 per share for a total value of $67,484. Remaining fees of $67,516 were paid in cash.
•	Saedene K. Ota received 1,800 shares having a fair market value of $27.59 for a total value of $49,669. Remaining fees of $55,331 were paid in cash.
•	Crystal K. Rose received 1,900 shares having a fair market value of $27.59 for a total value of $52,428. Remaining fees of $57,572 were paid in cash.
(e)
Included in total fees are fees paid to Directors who served as Chairs on Company and Bank committees as follows: Christine H.H. Camp received $17,500 in fees as Chair of the Bank Board Compliance Committee, Wayne K. Kamitaki received $17,500 in fees as Chair of the Compensation Committee, Paul J. Kosasa received $15,000 in fees as Chair of the Governance Committee, Christopher T. Lutes received $25,000 in fees as Chair of the Audit Committee, Colbert M. Matsumoto received $15,000 in fees as Chair of the Bank Board Directors Loan Committee and received $30,000 in fees as Vice Chair of the Board, and Saedene K. Ota received $15,000 in fees as Chair of the Bank Board Trust Committee.

28	2022 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
The table below sets forth the Board positions held by directors and the composition of the Audit, Compensation, and Governance Committees of the Central Pacific Financial Corp. and Central Pacific Bank Board for 2021 as well as the Directors Loan, Trust and Compliance Committees of the Central Pacific Bank Board for 2021.
Board Member	Combined Company and Bank Board Position	Audit Committee	Compensation Committee	Governance Committee	Directors Loan Committee	Trust Committee	Compliance Committee
Christine H. H. Camp	Member
Earl E. Fry(1)	Member
Wayne K. Kamitaki	Member
Jonathan B. Kindred(2)	Member
Paul J. Kosasa	Member
Duane K. Kurisu(3)	Member
Christopher T. Lutes(1)	Member
Colbert M. Matsumoto	Vice Chairman
A. Catherine Ngo	Member(4)
Saedene K. Ota	Member
Crystal K. Rose	Lead Independent Director
Paul K. Yonamine	Chairman
= Member
= Chair
(1)	Effective January 1, 2022, Earl E. Fry was appointed Chair of the Audit Committee and Christopher T. Lutes ceased to be on the Audit Committee
(2)	On November 1, 2021, Jonathan B. Kindred was appointed member on the Audit Committee
(3)	On May 1, 2021, Duane K. Kurisu was appointed member on the Compensation Committee
(4)	Effective January 1, 2022, A. Catherine Ngo was appointed Executive Vice Chair
Directors Stock Opportunity
Non-employee and employee directors of the Company and the Bank are eligible to participate in the Company’s 2013 Stock Compensation Plan, and as noted above portions of their compensation as directors is paid in Common Stock under such plan.
Directors Deferred Compensation Plan
The Company maintains a Directors Deferred Compensation Plan under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual retainer. Under the Directors Deferred Compensation Plan, a participating director may elect from various alternative payment schedules, but full payout must occur no later than the tenth (10th) anniversary of separation from service on the Board. Under the Directors Deferred Compensation Plan, deferred amounts are valued based on the performance of certain investment funds offered by the Bank’s Trust Division and/or the performance of the Company’s common stock, which hypothetical investments are selected by the director. All deferred compensation payments are made in cash, not in shares of Company common stock or any other property. In October 2021, administration of the Director’s Deferred Compensation Plan transitioned to a third-party administrator, The Pangburn Group. The transition did not impact the Director’s Deferred Compensation Plan design or the directors’ investment allocations. No plan earnings are considered to be “above-market” or “preferential” and as a result no amounts are reported in the Directors Compensation table. The Directors Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made in cash from the general assets of the Company under the direction and oversight of the Compensation Committee.
29

COMPENSATION COMMITTEE REPORT
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1993, as amended, or under the United States Securities and Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.
The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis that immediately follows this report as required by Item 402(b) of SEC Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in the Proxy Statement and incorporated as referenced in our Annual Report on Form 10-K for the year ended December 31, 2021. Respectfully submitted by the members of the Compensation Committee of the Board who participated in the review, discussion, and recommendation.
Wayne K. Kamitaki, Chair
Christine H. H. Camp
Duane K. Kurisu
Saedene K. Ota
Crystal K. Rose
30	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The Committee intends this Compensation Discussion and Analysis to provide full, transparent disclosure of what we believe to be a thoughtfully designed compensation structure which focuses on the achievement of short-term objectives and affirms the philosophy for driving long-term shareholder value. This Compensation Discussion and Analysis (“CD&A”) discusses our 2021 executive compensation program, and more specifically as it relates to the following executive officers:
•	Paul K. Yonamine, Chairman & Chief Executive Officer (“CEO”)
•	A. Catherine Ngo(1), President
•	David S. Morimoto(1), Executive Vice President, Chief Financial Officer (“CFO”)
•	Kevin V. Dahlstrom(1), Executive Vice President, Chief Marketing Officer (“CMO”)
•	Arnold D. Martines(1), Executive Vice President, Chief Banking Officer (“CBO”)
We refer to these executives as our Named Executive Officers (“NEOs”).
(1)	Effective 1/1/22, position changes took place for the following executive officers:
•	A. Catherine Ngo was appointed Executive Vice Chair
•	David S. Morimoto was appointed Senior Executive Vice President, Chief Financial Officer
•	Kevin V. Dahlstrom left the Company (on 12/31/21)
•	Arnold D. Martines was appointed President and Chief Operating Officer
Executive Summary
Central Pacific Financial Corp. (the “Company”) is a Hawaii-based bank holding company with approximately $7.4 billion in assets as of December 31, 2021. Central Pacific Bank (the “Bank”), our primary subsidiary, is a full-service commercial bank offering a broad range of banking products and services, including accepting demand, savings and time deposits, and originating loans through the operation of 30 branches in the State of Hawaii.
Under the oversight of our Compensation Committee of the Board of Directors (the “Committee”), our executive compensation program is designed to align total compensation with financial and business performance over the short- and long- term.
The 2021 year was a record for us in financial performance, with our reporting the highest annual net income since the Great Recession. It also was a year where we solidified our position as a Hawaii leader in small business lending, as well as for residential mortgages. We reported strong financial results, and we also saw solid credit, along with strong capital and liquidity. A few key highlights include:
•	Net income was $79.9 million in 2021, compared to $37.3 million in 2020 (a 114.2% year over year increase)
•	Core loans increased by $462.6 million, or by 10.2% over 2020, with growth across nearly all loan types (“core loans” exclude Paycheck Protection Program loans discussed in following paragraph)
•
In 2020 and 2021, our Company was the leading provider of Paycheck Protection Program (PPP) loans in the State of Hawaii, having funded approximately 28% of PPP loans in the State. In fact, we had the largest PPP state market share of any bank in the entire country. During 2021, we also successfully worked with small businesses on their loan forgiveness applications. This PPP support provided to our local small businesses has resulted in growth in small business relationships and positions us well for greater loan and deposit growth in this sector

•	For 2021, we had record residential mortgage production totaling $1.2 billion, putting us near the top of all residential mortgage lenders in Hawaii
•	Core deposits increased by $1.0 billion, or by 19.9% over 2020 (“core deposits” exclude time deposits with balances over $250,000)
•
The Company’s stock performance in 2021 (increase of 48%) was a reflection of strong financial performance during the year. Also, in 2021, the Company was designated a Best Bank in America, by two separate business publications (Newsweek and Forbes)

31

COMPENSATION DISCUSSION AND ANALYSIS
Strategic Initiatives
During the year, the Company also made significant progress on its longer-term strategic initiatives.
•
We realized on the investments we made with our RISE2020 initiative. The RISE2020 initiative moved the Company forward significantly towards our long-term strategic objectives. RISE2020 encompassed four major areas including revenue enhancements, digital banking, branch transformation and operational excellence. Revenue enhancements included implementing best-in-class small business and consumer products, and new sales management tools for our teams to drive greater market share growth. In the area of digital banking, we launched new online and mobile banking platforms, completed a full ATM network upgrade, implemented online chat, and most recently in the fourth quarter of 2021 we launched “Shaka Checking”, Hawaii’s first and only digital bank account. Branch transformation included the revitalization of our downtown headquarter building and refresh of strategic branch locations, as well as a complete rebranding of the bank. Finally, operational excellence focused on operational efficiencies leveraging technology. These areas of the RISE2020 initiative align with our key strategic priorities to grow market share and become a digital first bank with greater efficiency and automation. See “Business Plan Goals” section immediately below for specific 2021 results, including on our RISE2020 initiative.

•
We executed on our talent management and employee experience strategies, by bringing in strong new talent for both our line and support groups. With our continued focus on the employee experience, we were recognized once again in 2021, as a Best Place to Work by Hawaii Business Magazine.

•
We successfully paved the way in 2021 for our January 2022 announcement of our Banking-as-a-Service strategy, which includes the launch of alliances with two financial technology (fintech) companies. The Banking-as-a-Service strategy is a key component of the Company’s strategic plan, which includes a priority focus on market expansion beyond the State of Hawaii. Through Banking-as-a-Service, the Company will partner with non-bank fintech companies to offer digital banking services in select markets or niche groups across the U.S. mainland. This strategy provides new and expanded revenue generation opportunities to the Company to supplement our Hawaii franchise, which will continue to remain highly important. The Banking-as-a-Service strategy is based on a differentiated business model that focuses on relationships, profitability, and long-term growth potential while prudently managing risk. In 2021, the Company played a major role in developing a new fintech entity, called Swell Financial, Inc. (“Swell”). This included developing the technology and all pre-incorporation start-up activities. The Company will serve as the Swell bank sponsor, and a relationship with another established digital fintech lender, Elevate Credit, Inc. (“Elevate”), will provide digital lending solutions. Swell represents the first Banking-as-a-Service initiative for the Company, and we are exploring further opportunities in 2022.

Business Plan Goals
The Company executed on all of its 2021 Business Plan initiatives as demonstrated by significant loan and deposit growth, digital innovation, and improved market presence, all of which drove strong financial results. Some noteworthy accomplishments include the following:
Business Plan Initiative	Goal Description	Results
Digital Traction	Create greater digital traction through consideration of new digital products, and shift perception of Bank to being a digital leader in Hawaii
Highly-successful launch of “Shaka Checking”, Hawaii’s first digital deposit account. This included a VIP waitlist campaign and the largest social media influencer campaign in Hawaii’s history. Within the first 2 months of launch, over 3,000 Shaka accounts were opened, far exceeding our goal of 2,000 account openings.

Mainland Digital Strategy	Develop strategy for expansion in Mainland consumer market
Strategy developed, with significant execution already in 2021. Equity investment and bank sponsorship of Swell, a new fintech company was announced in January 2022. Work leading up to announcement entailed significant IT/digital work, along with work of many other Bank divisions, including Risk Management. Swell product scheduled to launch in mid-2022.

32	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Business Plan Initiative	Goal Description	Results
Small Business Market Expansion	Continue to strive to be #1 in small business market through increase in number of new relationships
Small business deposit balances grew by more than 20%, exceeding targeted amount. Also, success with opening new business accounts from PPP customers (who were not originally Bank customers), including for the bank’s business exceptional accounts and for merchant services. Booked $320 million in new PPP loans, surpassing our goal of $250 million.

Japan Market	Continue to grow relationships with Japan customers	Successful in significantly growing relationships with Japan customers despite the COVID-19 pandemic impact. Total Japan related deposit balances increased by 10% in 2021.
Residential Lending	Continue Bank’s position in the Top 2 (local Hawaii lenders) for mortgage production	Record year for Bank in mortgage production (over $1.2 billion for 2021), where we were #1 or #2 (amongst local lenders) in highest mortgage production in each quarter in 2021.
Efficiencies and Vendor Expenses	Create greater efficiencies, including costs savings with vendors
Created Process Improvement team in 2021, which successfully implemented several efficiency and automation initiatives, and also renegotiated with vendors to realize material cost savings. $3.3 million in savings were achieved (largely related to vendor cost savings), over three (3) times our targeted $1.0 million in expense savings. Created Process Improvement team in 2021, to provide more focus in 2022 on efficiencies related to automation (particularly Robotic Process Automation).

2021 Key Financial Highlights
The Company’s 2021 net income was $79.9 million, which was an increase of 114% compared to 2020. Additionally, Return on Assets (ROA) for 2021 was 1.13% as compared to 0.58% in 2020. The significant increase in net income and ROA was a result of the economic recovery from the pandemic-influenced 2020 and strong management actions through the crisis. In particular, management’s strong sales management focus, talent acquisition and rebranding campaign contributed to a 2021 year of solid growth with a core loan portfolio (excluding PPP) increase of $463 million, or 10.2%, and core deposit portfolio increase of $1.0 billion, or 19.9%. Additionally, management led a highly successful Paycheck Protection Program (PPP) initiative in 2020 and 2021 which included funding over 11,800 PPP loans totaling over $875 million. This was approximately 28% of all PPP loans originated in the State of Hawaii, which was the highest state percentage share in the nation. The achievement was possible due to quick and decisive management actions to put in place our PPP customer portal very early, as well as to mobilize our workforce from all departments to assist in the effort. The Company has also successfully assisted PPP borrowers with obtaining forgiveness from the Small Business Administration (SBA), with approximately 90% of PPP loans forgiven or paid down as of December 31, 2021. Such actions, along with other operational efficiency initiatives, have directly contributed to the significant increase in net income and ROA in 2021.
Our earnings in 2021 included an increase of $13.4 million in net interest income, related to strong loan growth, as well as PPP interest and fee income. Net interest income from PPP which totaled $26.4 million in 2021, had a positive impact on earnings and is reflective of management actions that drove the Company to outperform on the PPP program. 2021 net income also included a $14.6 million credit to the provision for credit losses driven by the economic recovery.
The Company continued to realize solid growth on its balance sheet and ended the year with $7.4 billion in assets, driven by strong growth in the loan and deposit portfolio. The year-over-year increase in total loans of $138 million, or $463 million excluding PPP
33

COMPENSATION DISCUSSION AND ANALYSIS
loans, was led by increases in our residential mortgage and consumer loan portfolios of $186 million and $144 million respectively. The Company worked with its PPP borrowers in filing forgiveness applications. and with that, PPP loans saw a decrease in balances of $325 million during the year. Core deposits increased by $1.0 billion or 19.9% from the prior year, as the Company continued to build customer relationships and improved our market presence with our brand revitalization and digital enhancements.
Asset quality remained strong as non-performing assets were 0.08% of total assets on December 31, 2021. Further, we saw a significant decline from $192.3 million in criticized assets as of the end of 2020, to $76.3 million as of the end of 2021. Due to our strong capital position, we increased quarterly cash dividends to an annual amount of $0.96 per share in 2021 from $0.92 per share in 2020. Further, in the 1st quarter of 2022, we increased dividends to an annualized $1.04 per share. In 2021, we also resumed repurchases under our share repurchase program and repurchased 696,894 shares of Common Stock in 2021, for $18.7 million.
Key factors contributing to the Company’s financial performance in 2021 included the Company’s strong residential lending team that was able to capitalize on the solid residential real estate market in the State of Hawaii. Also, the Company benefited from its focused strategy on digital initiatives and building and strengthening customer relationships. Significant highlights for the year ended December 31, 2021, were as follows:

Net Income
$79.9 million, or $2.83 per diluted common share in 2021, compared to $37.3 million, or $1.32 per diluted common share in 2020. This included a $13.4 million increase in net interest income, and also reflected the benefit of a $14.6 million credit to the provision for credit losses
Efficiency Ratio Increased slightly to 64.16%, compared to 62.47% in 2020, as we invested in our strategic priorities to drive profitability growth and improved efficiency in the future
Total Loans and Deposits Core loans (excluding PPP loans) increased by $462.6 million, or by 10.2% over 2020 Core deposits increased by $1.0 billion, or by 19.9% over 2020	Return on Assets 1.13% in 2021, compared to 0.58% in 2020

Quarterly Dividends
Consistent profitability allowed us to increase our quarterly cash dividends throughout the year to a high of $0.25 per share in Q4, for a total of $0.96 per share in 2021, compared to $0.92 in 2020
Share Performance Company’s Common Stock price increased by 48% in 2021, which outperformed the S&P U.S. Small Cap Bank Index which increased by 36% in 2021
Pre-Tax Pre-Provision Net Income $91.1 million in 2021, compared to $88.2 in 2020. The increase was driven by strong net interest income in 2021
34	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Net Income(1) (Millions)
$100.00
$80.00
$60.00
$40.00
$20.00
2019
2020
2021
Return on Assets(1)
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
2019
2020
2021
Efficiency Ratio
70.00%
65.00%
60.00%
2019
2020
2021
Total Shareholder Return(2)
60%
40%
20%
0%
-20%
-40%
2019
2020
2021

(1) 2020 was negatively impacted by $42 million in provision for credit losses attributed to the COVID-19 pandemic. 2021 was positively impacted by a $14.6 million credit to the provision for credit losses.

(2) The Company's Total Shareholder Return* for 2021** was 54%, strongly outperforming our peers. The Compensation Peer Group average for 2021 was 36%, and the Hawaii public bank average was 14%. The outperformance is attributable to management actions which drove strong financial results.

Defined as the price appreciation of the stock including the reinvestment of dividends. Dividends are assumed to be reinvested at the closing price of the stock on the ex-date of the dividend.

*** Source data: S&P Global*

2021 Executive Compensation Highlights
We believe our Executive Compensation is consistent with our Solid Financial Performance.
Our annual and long-term compensation programs are intended to recognize bank-wide performance and strong individual contributions and performance for 2021, and over the longer-term. Decisions were carefully considered by the Committee to allow us to remain competitive and continue to be able to attract, retain and motivate highly qualified and specialized talent to execute our go-forward strategy. Hawaii’s high cost of living/housing, competition for talent, and the need for competitive pay relative to local competition are also critical factors in our executive compensation decisions and compensation decisions for all Company employees. Total compensation for our executive team historically has been well below that of local Hawaii banks, presenting a risk to our business. We took steps to address this in 2021 in regard to base salary and equity awards. Below is a summary of the key components of our NEOs’ compensation.
Base Salary. In 2021, base salary increases for our NEOs ranged from 5% to 26% based on market benchmarking (including relative to pay for our local Hawaii competition). Mr. Yonamine’s salary adjustment brought his salary in-line with peer and local Hawaii, compensation. See section below headed “Executive Compensation - Local Labor Market Considerations in Hawaii”, for details on local competitive benchmarking. Mr. Martines’ salary adjustment reflects his assumption of new responsibilities as Chief Banking Officer and early steps in execution of the Company's leadership succession plan, and the salary adjustment for Mr. Morimoto reflected his increased responsibilities (particularly in the areas of strategic planning and risk management).
Annual Incentive Plan (“AIP”). Funding of our AIP for 2021 is based on net income performance and is designed to motivate and reward achievement of company performance, including both strategic and operational objectives. At threshold performance (80%), the incentive pool funds at 50% and at maximum performance (120% or more), the incentive pool funds at 200%. Payouts to the respective NEOs under the AIP take into consideration additional company-wide metrics, business plan goals and personal objectives.
Long-Term Equity Incentives. Our annual 2021 equity grants were made pursuant to the executive long-term equity incentive plan, with grant value tied to respective percentages of base salary. The long-term equity incentive plan provides for one-half of the awards to be performance-based stock units (PSUs) and one-half to be time-based restricted stock units (RSUs). The PSUs are based on two performance metrics balanced between one-half of the PSUs to be earned based on Return on Assets (ROA), and the other one-half on relative Total Shareholder Return (rTSR) compared to a group of industry peers. The Company likely will return to an equity program where performance-based awards are greater than 50% of annual awards. However, for 2021 grants, given continued uncertainty regarding full return of tourists to Hawaii (and the impact that will have on future Company performance), the Committee chose for annual 2021 equity awards to be 50% performance-based.
35

COMPENSATION DISCUSSION AND ANALYSIS
Supplemental Award. The Committee made supplemental retention awards of time-based RSUs to the NEOs (except for the CEO), and to key senior officers in 2021. Our NEOs and senior officers historically have had relatively small unvested equity holdings, making the cost for a local competitor to recruit them relatively low. The supplemental awards were designed to address retention issues at the bank in the context of our small, local, and hyper-competitive market for qualified talent. Our bank has a strong team of officers whose expertise complement each other well. The loss of any one NEO or senior officer would be very disruptive to the Company, particularly with succession planning and the number of major strategic initiatives underway. The Committee views these awards as one-time only, with annual grants going forward to be made only pursuant to the Company’s long-term equity incentive program.
CEO Equity Award. As noted above, local talent competition has created retention difficulties that extend to our most senior executive officers. When we benchmarked CEO pay to our peer group and to local publicly traded companies, with whom we compete for executive talent, our CEO target total compensation was positioned below the 50th percentile of the Company’s peer group, below the 25th percentile of local publicly traded companies and at the bottom of local publicly traded banks. Given these clear disparities, the Committee provided the CEO with a larger than typical equity award (comprised of one-half PSUs and one-half RSUs). This larger grant was not only meant to improve alignment of Mr. Yonamine’s compensation with our peer banks and with local competitors, it was also intended to retain Mr. Yonamine, who is critical to driving our business strategy. The potential loss of our CEO during a vital time when many ground-breaking initiatives are underway, would be hurtful to the company and our shareholders. The Committee viewed the larger than typical grant to be for 2021 only, with grants returning to the more typical amount in 2022. Finally, rather than providing Mr. Yonamine with a supplemental retention award comprised of RSUs only (as was provided to the other NEOs), the Committee decided instead to provide the CEO with a larger than typical equity award, as the Committee wanted to maintain an even ratio between time-based and performance-based awards for him.
2021 Target Pay Mix. The charts below for Paul K. Yonamine and our other NEOs illustrate the target compensation established for 2021, consisting of base salary, target annual incentive awards and target 2021 Long Term Incentive Plan awards (consisting of performance stock unit and restricted stock unit awards, but not including the one-time supplemental RSU awards granted to the NEOs other than the CEO). For 2021, our compensation targets and pay mix were as follows:
CEO	Other NEOs

2021 Advisory Vote and Shareholder Engagement
In 2021, approximately 87% of the votes cast (for and against) were voted in favor of our named executive officer compensation. While the Committee believes that the result of this vote is evidence that the Company's compensation policies and decisions are in the best interests of its shareholders, this vote result represented a modest decrease from the vote result in 2020, and the Committee sought to better understand the potential reasons for this modest decline in voting support.
Our engagement efforts focused on outreach to 9 of our 10 largest shareholders, representing approximately 50% of our Common Stock. Additionally, we sought discussions with the two leading proxy advisory firms. This effort was conducted in the summer of 2021 and was led by our President and our Chief Financial Officer, with senior executives from our Legal and Human Resources teams joining the calls. Executive leadership, the Compensation Committee, and the Board were kept informed of outreach efforts. The key discussion topics related to executive compensation were:
•
Key local market factors we must consider beyond our traditional peer group (that is largely comprised of mainland companies), in light of the fierce local competition for talent, and taking into consideration the high cost of living in Hawaii (compared with other states in the country)

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•	Enhancements to proxy disclosure, including how we link compensation to the achievement of strategic business goals and initiatives, and to shareholder experience
•	Views on our long-term incentive program and short-term incentive compensation plans
•	The use of ESG and sustainability metrics
In our outreach, shareholders and executive advisory firms expressed support of our executive compensation programs, but asked for greater clarity and detail on the programs going-forward, including in regard to 1) any changes made to compensation programs (to include specific reasons for the changes), and 2) more discussion on alignment of compensation with performance/shareholder returns. We believe this year’s CD&A provides the increased level of clarity and detail. Also, we provide greater discussion this year on compensation/performance alignment, including adding a chart to this year’s “2021 Key Financial Highlights”, that shows “Total Shareholder Return” (which was 54% for the Company for 2021, compared with 36% for the Compensation Peer Group, and 14% for Hawaii public banks). Also, in the shareholder outreach, we discussed our local talent market competition, and how that informs our recent and ongoing compensation decisions. Shareholders supported our taking action to respond to local market competition, but asked that we provide more detail on the local market in this year’s CD&A (as we have done, in the section headed “Executive Compensation - Local Labor Market Considerations in Hawaii”, as well as in other sections of this CD&A). There also was feedback regarding using a balanced scorecard for funding of the AIP (rather than net income being the only determinant for funding of the AIP pool), thereby strengthening the alignment of the company’s strategic goals with our performance objectives. We have made such a change for the 2022 AIP to address this point.
Executive Compensation Philosophy and Objectives
The central principle of our compensation philosophy is that executive compensation should align with shareholders’ interests. Our executive compensation program is designed to:
•	Drive performance relative to our strategic plan and goals, including financial performance.
•	Maintain a balance between short-term operational objectives with the need to build long-term sustainable shareholder value.
•	Align executives’ long-term interests with those of shareholders by placing a material portion of total compensation at risk, contingent on the Company’s performance.
•	Attract and retain highly qualified executives to achieve our goals and to maintain an executive management group that can provide success and stability in leadership.
•	Deliver compensation effectively, providing value to the executives in an appropriately risk-controlled and cost-efficient manner.
•	Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the markets in which we do business.
•	Be supported by strong corporate governance, including oversight by the Company’s Board.
Executive Compensation – Local Labor Market Considerations in Hawaii
No discussion regarding executive compensation would be complete without providing some information that contributes to an understanding of the State of Hawaii’s unique market for talent, which results in a “hyper-competitive” environment for acquisition and retention of key talent, and especially of experienced senior executives.
This brings us to the micro level, or the “hyper-competitive” talent market among companies operating in Hawaii. Beyond the resource and financial expense of sourcing and retaining key talent, organizations face significant operational risks associated with talent gaps and especially with respect to senior executive leadership and succession planning considerations.
The Company places significant priority on strategically managing its leadership talent pipeline and therefore on competitive benchmarking for talent at the NEO and senior executive levels. Given the factors outlined above, every company operating in Hawaii, large or small, regardless of sector, is a competitor for the executive talent we seek to acquire and/or retain – which places a premium on ensuring competitive compensation levels and programs across the Bank.
At the macro level, key factors that add to the difficulty and complexity of recruiting and retaining key and executive talent include:
•	Remote location – located 2,500 miles from the mainland, any out-of-state search for talent is a labor and time intensive endeavor.
•	Limited pool of talent - for certain technical skillsets and levels of managerial experience, Hawaii-based companies must continuously and aggressively source locally and on the mainland.
•
Cost of Living – Hawaii is considered one of the most expensive states in the country to live, with a cost of living index - the after-tax cost for a professional/managerial standard of living - nearly twice the national average in the third quarter of 2021

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COMPENSATION DISCUSSION AND ANALYSIS
(The Cost of Living Index is published quarterly by C2ER – The Council for Community and Economic Research and measures regional differences in the cost of consumer goods and services, excluding taxes and non-consumer expenditures, for professional and managerial households in the top income quintile).
○	For example, an executive living in Denver, Colorado and earning an annual salary of $150,000 would have to earn $250,000 to maintain their current standard of living in Honolulu.
With the above in mind, the Compensation Committee reviews compensation of executives in our local Hawaii public companies and view this as important additional information, beyond reviewing compensation of peers in the Company’s compensation peer group.
With respect to competitive benchmarking, our CEO’s target total direct compensation is below market compared to the Company’s peer group (16 peers), lags even more when compared to Hawaii publicly traded companies (eight companies), and is at the bottom compared to Hawaii competitor banks (four banks), with whom we compete for executive level talent. For these reasons, the actions taken in 2021 with respect to Mr. Yonamine’s compensation were necessary; particularly considering the benchmarking data associated with the four competitor banks represented in the local benchmarking sample.
Below is a summary of where our CEO compensation was positioned to the Company’s peer group and to the local market, based on 2020 peer and market data.
	CPF CEO Percentile Rank
	Salary	Target Total Cash	Target Total Direct Compensation
CPF Peer Group	29%	51%	43%
Local Publicly Traded Companies	11%	25%	23%
Local Publicly Traded Banks	Bottom	Bottom	Bottom
Compensation Governance
The Company’s executive compensation program is supported by strong corporate governance and Board oversight.
The Role of the Compensation Committee
Oversight of Executive Compensation. The Committee (comprised of independent directors) oversees and makes recommendations to the Board of Directors on compensation matters as it relates to all NEO’s, including the approval of their compensation. The Committee also evaluates and recommends to the Board, appropriate policies and decisions relative to executive officer compensation and benefits, including oversight, design and administration of executive compensation programs and the Company’s compensation policies, practices, and incentive plans for non-executives. It also oversees preparation of executive compensation disclosures for inclusion in our Proxy Statement.

Board Oversight of CEO compensation. Subject to the recommendation of the Committee, all the independent directors of the Board review and approve the compensation for the Chairman & CEO and the President.

Independent Compensation Consultant. The Committee has retained Korn Ferry, an organizational consulting firm that assists clients in designing optimal organization structures, roles, and responsibilities, to provide advice and recommendations on Board and executive compensation matters under the oversight and responsibilities as defined by the Compensation Committee Charter. The Committee in its sole discretion selects the consultants, approves their fees and defines their scope of responsibilities.

Independent Legal Advisor. The Committee retains an independent legal advisor, Manatt Phelps & Phillips, LLP, to advise on executive compensation compliance with legal and regulatory requirements.

Active Committee Engagement. The Committee meets on a regular basis and routinely meets in executive sessions without management present. In 2021, the Committee held nine meetings to discuss compensation matters.

The Role of the Compensation Consultant
Compensation Consultant Activities. In 2021, the Compensation Committee engaged Korn Ferry to provide market benchmarking information and advisory services related to executive compensation plan design features, positioning to market, regulatory compliance, and with respect to the review and development of various incentive plans.

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COMPENSATION DISCUSSION AND ANALYSIS
The Role of Management in Compensation Decisions
Role of Management. The Compensation Committee seeks input from management, including our Chairman & CEO, our President, our Chief Human Resources Officer and our Chief Financial Officer, in the design and structuring of our executive compensation programs. In determining the appropriate compensation elements and levels for our Chairman & CEO, the Compensation Committee meets outside the presence of all management. In determining appropriate compensation for our President, the Compensation Committee meets outside the presence of all management other than, as requested by the Compensation Committee, our Chairman & CEO. With respect to the compensation of our other NEOs, the Compensation Committee meets outside the presence of all management, other than, as requested by the Compensation Committee, our Chairman & CEO, our President and our Chief Human Resources Officer.

Compensation Management & Risk Mitigation
Compensation Risk Management. Committee oversight includes evaluating and monitoring the Company’s compensation programs, policies, and practices, which could have a material adverse effect on the risk profile of the overall Company. The Committee conducts at least semi-annual reviews with the Committee-appointed senior risk officer to confirm that all compensation plans, structures, and arrangements do not have a reasonable likelihood to encourage excessive and unnecessary risk taking and do not pose a threat to the overall value of the Company.

Risk Reviews. Reviews are conducted with the advice of the independent compensation consultant and independent legal advisor. The overall finding from these reviews is that the Company does not believe its plans, policies and practices individually or in their entirety encourage unnecessary or excessive risks that were reasonably likely to have a material adverse effect on the Company or threaten the overall value of the Company.

Compensation Governance Practices
The Company has strong compensation governance practices that reinforce our principles, support sound risk management and are stockholder-aligned:
What We Do	What We Don’t Do

• Align executive pay and performance
• Cap annual incentive payments
• Provide equity compensation based on pre-set, objective
performance goals
• Subject our NEOs and Board members to robust stock
ownership guidelines
• Maintain a clawback policy
• Conduct an annual say-on-pay vote
• Use independent advisors to support the Compensation
Committee

• Provide any Section 280G excise tax gross-up payments
• Provide retirement benefits to executives that are materially different from those available to all employees
• Provide guaranteed bonuses to our NEOs
• Provide employment agreements to our NEOs
• Allow pledging of Company’s stock

Compensation Peer Group
Each year, with assistance from the executive compensation consultant, the Compensation Committee reviews the compensation practices of our peers to assess the competitiveness of the compensation program for our NEOs. Although benchmarking is used to compare compensation structures and levels to our peers, it is only one of the tools used by the Compensation Committee to determine total compensation. Benchmarking is used by the Compensation Committee primarily to ascertain competitive total compensation levels (including base salary, annual cash incentives, equity awards, and employee benefits) with comparable institutions. Peer performance, market factors, the Bank’s performance and individual performance are all factors that the Compensation Committee considers when establishing total compensation, including incentives.
In addition to the peer group used below, the Committee also looks at compensation using a separate group of local Hawaii public companies as a supplemental frame of reference. This is done to properly address our employment circumstances, including hiring challenges and retention risk, as a bank in a small, local and hyper-competitive market for qualified talent. Our leadership team is small and our NEOs are among the recruiting pool for local competitors. Executive turnover would not only be disruptive for our Company, especially given our strategic initiatives, but turnover also creates operational risk and increased opportunity cost and replacement cost from a timing, compensation, resource and business perspective.
The Compensation Committee reviews the composition of the Compensation Peer Group on an annual basis and modifies the group as necessary as a result of mergers, changes to banks within the group, or changes within the Company. The 2021 Compensation Peer Group was selected based primarily on certain current market criteria, including the following:
•	U.S. headquartered regional banks traded on a major U.S. stock exchange
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COMPENSATION DISCUSSION AND ANALYSIS
•	Total assets ranging from $3B to $13B
•	Similar business model characteristics
•	Banks with consumer loans greater than 22.5% of total loans
•	Banks with non-interest income less than 30% of total revenue
•	Banks based in one of the 100 largest U.S. cities, by population
(Although they do not fall exactly within the above criteria, we have included Bank of Hawaii Corporation and First Hawaiian, Inc. in our Compensation Peer Group for 2022 because we compete with them for qualified talent. These banks view our Bank as a potential source of executives and other key employees for their banking operations, and similarly, we view these banks as a potential talent source for us.)
The selection criteria in 2021 resulted in a group of sixteen (16) peers. The Company was positioned near the 38th percentile in terms of asset size at the time of the of the Compensation Committee review and selection of 2021 Compensation Peer Group members. Two additional peers had been included in the peer group, however, both were acquired and are no longer publicly traded, Franklin Financial Network, Inc. and Century Bancorp, and therefore both were removed from our 2021 Compensation Peer Group.
Company	Ticker	Total Assets (MM) as of 12/31/20
INDEPENDENT BANK CORP.	INDB	$13,204
SANDY SPRING BANCORP, INC.	SASR	$12,798
OCEANFIRST FINANCIAL CORP.	OCFC	$11,448
PARK NATIONAL CORPORATION	PRK	$9,279
SEACOAST BANKING CORPORATION OF FLORIDA	SBCF	$8,342
TRICO BANCSHARES	TCBK	$7,640
BANC OF CALIFORNIA, INC.	BANC	$7,877
WESTAMERICA BANCORPORATION	WABC	$6,748
HOMESTREET, INC.	HMST	$7,237
SOUTHSIDE BANCSHARE	SBSI	$7,008
AMALGAMATED FINANCIAL CORP.	AMAL	$5,979
HANMI FINANCIAL CORPORATION	HAFC	$6,202
INDEPENDENT BANK CORPORATION	IBCP	$4,204
THE FIRST OF LONG ISLAND CORPORATION	FLIC	$4,069
HOMETRUST BANCSHARES, INC.	HTBI	$3,525
TERRITORIAL BANCORP INC.	TBNK	$2,111
	75th Percentile	$8,577
	Median	$7,123
	25th Percentile	$5,535
CENTRAL PACIFIC	CPF	$6,595
	Percentile Rank	38%
Executive Compensation Framework
Our compensation program is comprised of multiple components, including annual base salary, annual cash incentive, annual long-term equity grants, and employee benefit programs. We believe that over the long term, a combination of pay components is essential to attract and retain executives and to incentivize them to achieve strategic operating and financial goals. There is no set formula to determine the mix of the various pay components and our use of the components may change from year to year based on the Company’s circumstances, market conditions, and competitive market for executive talent.
The Committee and the Board believe that it is important to provide market-based compensation that will attract and retain highly talented executives with the appropriate competencies and skills necessary for the Company’s continued success. Such compensation would include the full range of compensation components, including incentive awards that vary with financial
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COMPENSATION DISCUSSION AND ANALYSIS
performance, based on achieving our strategic plan and goals without encouraging excessive and unnecessary risk taking that could threaten the overall value of the Company. Equally important is the need to maintain shareholder confidence and to comply with regulatory executive compensation restrictions and guidance by developing appropriate compensation structures.
Therefore, the Committee evaluates our compensation program and its related components on an ongoing basis. Adjustments are made to the compensation structure as appropriate to maintain the Company’s competitive position for executive talent, consistent with our compensation philosophy and objectives, and within the parameters of regulatory restrictions and guidance. Our annual compensation program is structured as follows:
	Compensation Element / Purpose	Fixed or At Risk	Annual or Long Term	Cash or Equity
Annual Cash Compensation
Base Salary
Reflects each executive’s position, individual performance, experience, and expertise. In general, our compensation structure sets base salary at approximately the 50th percentile relative to the Compensation Peer Group members
		Fixed	Annual	Cash
	Annual Incentives Provides variable compensation based on achievement of Company, Business Plan and Personal objectives	At Risk	Annual	Cash
Long Term Equity Incentive Compensation
Performance Stock Units (PSUs)
Provides incentives to motivate and retain executives and to reward for long term Return on Assets (ROA) performance against target, and Total Shareholder Return (TSR) relative to the component companies of the SNL U.S. Bank $5-10 Billion Asset Index
		At Risk	Long-Term	Equity
	Restricted Stock Units (RSUs) Provides incentives for retention and long-term creation of shareholder value over the vesting period	At Risk	Long-Term	Equity
Base Salary
We pay our executives base salaries intended to be competitive with our Compensation Peer Group and the local market, and consider the executive’s experience, performance, responsibilities, and past and potential contribution to the Company. The objective of paying a base salary is to provide a base level of compensation that fairly reflects the executive’s job responsibilities and scope of the role performed within the Company. There is no specific weighting applied to the factors considered in setting the level of base salaries, and the Committee uses its own judgment and expertise in determining appropriate salaries within the parameters of our compensation philosophy and objectives. While there continues to be a strong focus on collaboration and teamwork, modest adjustments have been made to base salaries over time to recognize the differences in the scope of the positions and individual contributions.
In making base salary decisions, the Committee also considers the positioning of projected total compensation with target-level performance incentives. Because we set incentive opportunities as a percentage of base salary, changes in base salary have a compound effect on total compensation. Before recommending base salary changes to the Board, the Committee reviews the projected total compensation based on the proposed base salaries, considering both internal and external equity, and confirms that total compensation for the Chairman & CEO and other NEOs are appropriately aligned with the market.
The table below shows the NEOs’ annual base salaries for 2021 and how these changed compared to 2020.
Name	2020 Base Salary	2021 Base Salary	% Change
Paul K Yonamine	$562,500	$625,000	11%
A. Catherine Ngo	$500,000	$525,000	5%
David S. Morimoto	$350,000	$400,000	14%
Kevin V. Dahlstrom(1)	$325,000	$350,000	8%
Arnold D. Martines	$310,000	$390,000	26%
(1)	Kevin V. Dahlstrom left the Company on 12/31/21
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COMPENSATION DISCUSSION AND ANALYSIS
The 2021 salary adjustments for the NEOs resulted from a formal market study, in which NEO compensation was compared to the Compensation Peer Group and the local market for similar roles. In all cases, the salary adjustments were made based on market alignment and business requirements. Mr. Yonamine’s salary adjustment brought his salary in-line with peer compensation. Mr. Martines’ salary adjustment reflects his assumption of new responsibilities as Chief Banking Officer and early steps in execution of the Company's leadership succession plan. (As further execution on the succession plan, Mr. Martines was promoted to President and Chief Operating Officer, effective January 1, 2022.) The salary adjustment for Mr. Morimoto reflected his increased responsibilities, particularly in the areas of strategic planning and risk management.
Annual Incentive Compensation
We use our AIP to provide variable compensation based on achievement of Company, Business Plan and Personal objectives. As with other key elements of our executive compensation program, the Compensation Committee annually reviews the design, performance metrics and target opportunities for our NEOs. For the 2021 AIP the Compensation Committee used net income to determine funding for the AIP. The AIP components for 2021 include:
•	Incentive pool funding threshold at 80% of the net income target with a 50% payout of target
•	Maximum incentive pool funding at 120% of net income target with a 200% payout of target
All NEOs have target opportunities as shown below.
Name	2021 AIP Target (% of Base Salary
Paul K Yonamine	100%
A. Catherine Ngo	65%
David S. Morimoto	50%
Kevin V. Dahlstrom(1)	45%
Arnold D. Martines	50%
(1)	Kevin V. Dahlstrom left the Company on 12/31/21
AIP Funding
The table below reflects the Board approved Net Income AIP funding for 2021. Funding increases are based on the level of net income results, and for 2021 the Committee capped the incentive pool at two hundred percent (200%) for achievement of one hundred and twenty percent (120%) or more of net income target. Actual net income performance was 145% of target which resulted in incentive pool funding at the 200% cap.
Description	Net Income	Pool Funding % (without application of governor)
Threshold Funding @ 80% of Net Income Target	$44,100,000	50%
Target Funding @ 100% of Net Income Target	$55,200,000	100%
Maximum Funding @ 120% of Net Income Target	$66,200,000	200%
Actual 2021 Net Income Results @ 145% of Target Net Income	$79,900,000	325%
Approved Incentive Pool Funding (capped at 200%)		200%
In addition, the Committee maintained a governor whereby allowance for credit loss reserve releases in 2021 were capped at $8.5M for purposes of the incentive pool funding calculation. This represented 10% of $85.2M of budgeted pre-tax pre-provision net income. In the context, of our 2021 final financial results, we had $14.6 million in reserve release credits, but of that amount, for purposes of calculation of the AIP incentive pool, only $8.5 million in reserve release credits were applied. Even with that governor provision, our bank’s “adjusted” net income in 2021 (with the governor), was at 136% of the net income target, with a calculated payout of 280% of the pool (but with the payout being capped at 200% per the terms of the AIP). Further, had the governor not allowed the benefit of any reserve release credits at all, the net income in 2021 would have still been at 125% of the net income target, with a calculated payout of 225% of the pool (capped at 200%).
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COMPENSATION DISCUSSION AND ANALYSIS
AIP Metrics
Subsequent to determining the pool funding, upon which an individual’s payout is largely determined, the Committee assessed corporate, business, and personal goals to finalize the payout. Plan participants were eligible to receive cash awards at the pool funding percentage if certain corporate, business plan, and personal goals were achieved. These additional goals were set at the outset of 2021, with focus on a set of financial, corporate, business plan and personal goals aligned with the board-approved annual budget and annual business plan. Personal performance goals focused on leadership and development, as well as other individual-specific goals (such as succession planning and/or financial performance for the respective NEO’s Division(s), as applicable). Weighting among these goals varies by executive and is impacted by their roles, level of responsibility and participation in strategic initiatives. Weightings for each NEO are as follows:
Name	Corporate Goals	Business Plan Goals	Personal Goals	Total
Paul K Yonamine	70%	25%	5%	100%
A. Catherine Ngo	60%	30%	10%	100%
David S. Morimoto	50%	30%	20%	100%
Kevin V. Dahlstrom(1)	50%	30%	20%	100%
Arnold D. Martines	50%	30%	20%	100%
(1)	Kevin V. Dahlstrom left the Company on 12/31/21
There are two Corporate Goals that apply to all our NEOs: Net Income and ROA. While the weightings of these in total vary across the NEOs, in each case the weighting of each of the two Corporate Goals comprise half of the weighting within this category. See “2021 Key Financial Highlights” above for performance results related to Corporate Goals. Business Plan Goals vary not only in weighting across the NEOs, but each NEO has different combinations of specific Business Plan goals that are relevant to their role. See “Business Plan Goals” above for details and performance results related to Business Plan Goals. Personal Goals, as noted above, also vary across the NEOs and may include community involvement, financial results, process improvement, leadership and development.
AIP Payouts
In January 2022, the Committee approved the payment of cash incentives to NEOs. The incentive amounts were allocated considering each NEO’s target opportunity as well as their contribution to our strong performance in 2021. Based on the NEOs’ performance ratings, the table below summarizes the Committee approved annual incentive payment to our NEO’s based on 2021 performance.
Name	Base Salary	Target ICP%	Target ICP$	Final Award	Award as % of Target
Paul K. Yonamine	$625,000	100%	$625,000	$1,250,000	200%
A. Catherine Ngo	$525,000	65%	$341,250	$682,500	200%
David S. Morimoto	$400,000	50%	$200,000	$400,000	200%
Kevin V. Dahlstrom(1)	$350,000	45%	$157,500	$315,000	200%
Arnold D. Martines	$390,000	50%	$195,000	$390,000	200%
(1)	Kevin V. Dahlstrom left the Company on 12/31/21
In addition to the annual bonuses (non-equity incentive plan compensation) discussed above, the company paid a housing-related bonus to Kevin V. Dahlstrom in the amount of $175,000, and a discretionary bonus in the amount of $182,000 representing the approximate value of the RSU shares that otherwise would have vested on February 15, 2022 (date following Mr. Dahlstrom’s transition from the Bank to lead Swell) (described in the Business Plan Goals section). The $182,000 is the approximate RSU value Mr. Dahlstrom would have realized if he had transitioned from the Bank after February 15, 2022, and recognizes his outstanding contributions and achievements in 2021.
Long-Term Incentives
We use annual grants of long-term equity incentives (“LTIs”) to encourage ownership, foster retention, and align executives’ interests with the long-term interests of shareholders. As with our AIP, the Committee annually reviews the design, performance metrics and target opportunities for our NEOs. For 2021 LTI grants, components of performance metrics, performance targets and payouts opportunities were established in line with market practice including the designs and practices of companies in our
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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Peer Group and of local Hawaii companies with whom we compete for talent. For 2021, the Committee has approved LTI awards based on an equal balance between time-based RSUs subject to annual vesting and performance-based PSUs. The number of shares earned under the PSUs is based 50% on a ROA metric and 50% on a rTSR metric as follows:
•
At threshold, LTI payout is 0% for each of the ROA and rTSR metrics. The ROA threshold is 80% of the target average ROA during a three-year performance period and the rTSR threshold is the 25th percentile of the SNL U.S. Bank $5-10 Billion Asset Index(1)

•	Threshold LTI payout for each of the ROA and rTSR metrics is 50% of target payout
•
At maximum, LTI payout is 200% for each of the ROA and rTSR metrics. The ROA maximum is 120% or higher of the target average ROA during a three-year performance period and the rTSR maximum is the 75th percentile of the SNL U.S. Bank $5-10 Billion Asset Index(1)

•	Maximum LTI payout for each of the ROA an rTSR metrics is 200% of target payout
(1)
The SNL index ceased to exist following our 2021 LTI grant date. However, the component banks in the SNL index on the date of grant, will continue to comprise the “Index” against which TSR performance is measured for the 2021 LTI grants.

The actual number of shares earned will be based on the following grids, with straight-line interpolation between achievement levels:
Average ROA	Earned Percentage
Below 80%	0%
80%	50%
100%	100%
120% and above	200%
Company TSR Relative to the TSR of the SNL U.S. Bank $5-10 Billion Asset Index	Earned Percentage
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile and above	200%
In 2021, the Committee recommended to the Board, and the Board approved, annual long-term equity grants (made in February 2021) with both performance and time features. The incentive opportunity for each NEO as well as the plan design was developed in consultation with our compensation consultant. The Committee reviewed the equity opportunities to align with our pay-for-performance philosophy and to provide competitive incentive opportunities for our NEOs. The annual equity opportunity received by each NEO was determined as a percentage of base salary as follows:
Name	2021 Target Equity Opportunity as a % of Base Salary
Paul K. Yonamine	88%
A. Catherine Ngo	78%
David S. Morimoto	55%
Kevin V. Dahlstrom	55%
Arnold D. Martines	55%
To recognize strong performance and the need to provide adequate retention hold in the competitive Hawaii market at an important time for the Company, the Committee took the following additional steps related to 2021 equity awards:
•	Awarded supplemental RSUs grants to our NEOs other than our CEO.
•
Provided the CEO with a larger than typical equity award. As noted earlier in “2021 Executive Compensation Highlights”, local talent competition has created retention difficulties that extend to our most senior executive officers. The larger grant was intended to retain Mr. Yonamine who is critical to driving business strategy. Rather than providing Mr. Yonamine with a supplemental retention award (RSUs), the Committee wanted to maintain an even ratio between time-based and performance-based awards. The Committee viewed the larger than typical grant for 2021 only, with grants returning to more typical amounts in 2022.

44	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
In February 2021, the NEOs received annual long-term equity grants of PSUs and RSUs under the 2013 Stock Compensation Plan. The grants were divided equally between performance-based PSUs and time-based awards RSUs such that the number of RSUs and the target number of PSUs each represents 50% of the equity mix for each NEO. In addition, the PSUs are equally split with half of the PSUs earned based on average Return on Assets (ROA) and the other half earned based on relative Total Shareholder Return (rTSR) to companies in the SNL U.S. Bank $5-10 Billion Asset Index. For Mr. Yonamine and Ms. Ngo the PSUs use a two-year average (2021 and 2022) for measuring ROA performance and a two-year period from February 15, 2021 through February 15, 2023 for measuring rTSR performance. For Messrs. Morimoto, Dahlstrom, and Martines the PSUs use a three-year average (2021, 2022 and 2023) for measuring ROA performance and a three-year period from February 15, 2021 through February 15, 2024 for measuring rTSR performance. The PSUs that are earned cliff-vest on February 15, 2023 for Mr. Yonamine and Ms. Ngo and on February 15, 2024 for Messrs. Morimoto, Dahlstrom, and Martines. The number of shares earned is based upon the level of attainment of the ROA and rTSR performance metrics. The ROA targets were based on a three-year financial forecast (the first two years of the forecast for the PSUs granted to Mr. Yonamine and Ms. Ngo) that was utilized by Management and the Board in their strategic planning and capital planning process using reasonable assumptions of the economy and market interest rates that were largely aligned with market consensus estimates at the time. The selection of the SNL U.S. Bank $5-10 Billion Asset Index for the rTSR metric was based on a more robust and balanced approach to assess against a large group of 56 comparable bank peers. If a given threshold is not achieved, no shares are earned or issued. The stretch opportunity is capped at 200% of target for both the ROA and rTSR metrics. With respect to the grant of RSUs, vesting is time-based, wherein the grant vests in equal annual amounts over a three-year period. for Messrs. Morimoto, Dahlstrom and Martines and over a two-year period for Mr. Yonamine and Ms. Ngo.
The two-year vesting period for PSUs and RSUs for Mr. Yonamine and Ms. Ngo was selected because our succession planning process is in progress, and to focus these executives on near-term key initiatives; in particular, on achieving the company’s digital objectives for Mr. Yonamine; and for Ms. Ngo on driving greater progress on our ESG plan, as well as, laying a stronger foundation for the company’s enterprise risk management plan. The intent for Mr. Yonamine and Ms. Ngo over the approximately two years following grant, is to drive execution on the Company's succession plan, including laying a firm foundation for the Company's future, and positioning a successor well for the smooth and effective transition into the CEO role. As noted above, the Company continues to execute on its executive succession plan, with the promotion of Mr. Martines to President and Chief Operating Officer, effective January 1, 2022. The number of annual RSUs and PSUs granted in February 2021 to NEOs is provided in the table below.
Name	PSUs (ROA) #	PSUs (rTSR) #	RSUs #	Award Value $
Paul K Yonamine	18,408	18,407	36,815	$1,599,980
A. Catherine Ngo	4,711	4,711	9,422	$409,480
David S. Morimoto	2,531	2,531	5,062	$219,995
Kevin V. Dahlstrom	2,215	2,214	4,429	$192,484
Arnold D. Martines	2,468	2,467	4,936	$214,497
In addition to annual LTI awards, the Company made a broader set of supplemental awards to the NEOs, other than the CEO, and to six other senior officers of the Company. In order to maintain stability in the executive leadership team, particularly given the dynamic job market, and to bring executives up to market norms, the Committee believed it was necessary to grant these supplemental awards. The awards were designed to address retention issues at the bank in the context of our small, local, and hyper-competitive market for qualified talent. Our NEOs have historically had relatively small unvested equity holdings making the cost for a local competitor to recruit them relatively low. As a bank with a small leadership team, turnover is not only disruptive, but also creates operational risk from a timing, compensation, resource and business perspective, and creates increased opportunity cost and replacement cost upon the loss of key employees. The supplemental awards were made in the form of RSUs that vest over a three-year period, except that for A. Catherine Ngo the RSUs vest over a two-year period in line with the vesting provisions of her annual equity award. In addition, the supplemental RSU award required individuals to sign non-compete/non-solicit agreements, in which each individual has agreed that for a period of one year after the date of termination, the individual will not work for another financial institution in Hawaii and will not solicit any Bank customer or use information about any such customer for any business purpose that competes with Bank or any of its business, product or service. In addition, each individual has agreed that for a period of two years after separation the individual will not solicit any Bank employee to work for another company. We consider these supplemental awards to be a one-time event.
45

COMPENSATION DISCUSSION AND ANALYSIS
The number of RSUs granted in February 2021 as part of the supplemental award to NEOs is provided in the table below.
Name	RSUs #	Award Value $
A. Catherine Ngo	14,388	$312,651
David S. Morimoto	8,283	$179,990
Kevin V. Dahlstrom	5,752	$124,991
Arnold D. Martines	8,283	$179,990
Other Compensation
NEOs are provided the same level of employee benefits as all other employees of the Company and the Bank. As such, they are eligible to participate in the Company 401(k) Retirement Savings Plan as well as standard health, life and disability insurance benefits. In addition, NEOs receive certain perquisites such as transportation services and relocation benefits. The total amounts of these items are reflected in the “All Other Compensation” column of the Summary Compensation Table. The Committee believes that these items enhance the effectiveness of our key executives and are consistent with industry practices in comparable banking companies. The Committee regularly reviews the benefits and perquisites we provide.
Adjustment or Recovery of Awards
Our long-term incentive plan currently permits us to cancel or terminate outstanding awards for any reason, and to recover awards that are based on materially inaccurate information or have encouraged unnecessary and/or excessive risk. Likewise, our current annual incentive plan permits us to recover any payment that is based on materially inaccurate information or has encouraged unnecessary and/or excessive risk. In addition, Section 304 of the Sarbanes-Oxley Act mandates the recovery of incentive awards that would not have otherwise been paid in the event we are required to restate our financial statements due to noncompliance with any financial reporting requirements as a result of misconduct. In that case, the CEO and CFO must reimburse us for (1) any bonus or other incentive or equity-based compensation received during the twelve (12) months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during those twelve (12) months. Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Securities and Exchange Commission to direct national securities exchanges to prohibit the listing of any security that fails to adopt a compliant clawback policy for any current or former executive officer if the company is required to file a financial restatement as a result of material noncompliance with applicable securities laws. This clawback applies to incentive-based compensation during the 3-year period preceding the date on which the issuer is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement. The Securities Exchange Commission has proposed but has not yet finalized rules directing the NYSE and other national securities exchanges to implement Section 954 of the Dodd-Frank Act.
Timing of Equity Grants
On October 25, 2006, we adopted guidelines regarding the equity grant process and related controls. The guidelines, which were reviewed and readopted (with minor changes) on May 20, 2011, are to help ensure that all equity grants are reported and disclosed correctly and accurately, are properly accounted for, and receive proper tax treatment. The grant guidelines are designed to avoid making regular grants during a regularly scheduled Company blackout period, to avoid having the timing of grant dates be affected by material nonpublic information, and to confirm the use of no less than the closing price of our stock on the grant date. Grants take place on the fifteenth (15th) day of February, May, August and November or the next available trading day if the fifteenth falls on a holiday or weekend.
Stock Ownership Guidelines
On May 31, 2012, the Board reinstated Stock Ownership Guidelines applicable to all Board members and executive officers of the Company and Bank. The purpose of the guidelines is to define ownership expectations for these individuals to more closely align with our shareholders.
46	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The following is a summary of the Stock Ownership Guidelines currently applicable.
Position	Multiple of Base Salary or # of Shares	Timeframe to Achieve Multiple
Non-Employee Director	Lesser of 25,000 shares or the value of five times 50% of the annual retainer	5 years
Chairman & CEO, and President	50% of the after-tax net number of shares granted and vested after May 1, 2012, until such time as the amount of ownership has a market value of four times annual base salary
5 years

Should the multiple not be achieved within the stated timeframe, 100% of the net, after-tax shares vested under equity awards after the end of the timeframe, must be held until the multiple is achieved.

Executive Vice President	50% of the after-tax net number of shares granted and vested after May 1, 2012, until such time as the amount of ownership has a market value of 1 ½ times annual base salary
5 years

Should the multiple not be achieved within the stated timeframe, 100% of the net, after-tax shares vested under equity awards after the end of the timeframe, must be held until the multiple is achieved.

Ms. Ngo and Messrs. Morimoto and Martines have currently met the requirement. Mr. Yonamine has not yet met the requirement (given that he joined the Company only in 2018), but is on track to meet the requirement within the 5-year time-frame. Mr. Dahlstrom left the company on 12/31/21, therefore the Stock Ownership Guidelines no longer apply to him.
Employment Agreements
None of the current NEOs has an employment agreement with the Company and each is employed on an “at will” basis.
Change-In-Control Agreements
None of our NEOs has a change in control agreement. All NEOs hold unvested restricted stock units (RSUs and PSUs) granted under the Company’s 2013 Stock Compensation Plan. Recent awards under this plan provide for accelerated vesting upon a change-in-control only if employment also terminates in connection with the change-in-control. See the “Potential Payments Upon Change-in-Control” section later in this document.
Tax and Accounting Considerations
We consider tax and accounting implications in designing our compensation programs. For example, in selecting long-term incentive compensation elements, the Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., Financial Accounting Standard ASC Topic 718), we must expense the grant-date fair value of share-based grants such as stock options, restricted stock, restricted stock units, performance shares, and SARs settled in our stock. The grant-date fair value is amortized and expensed over the service period or vesting period of the grant. In contrast, awards that are not share-based (e.g., phantom stock) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date. In selecting appropriate incentive devices, the Committee reviews extensive modeling analyses and considers the related tax and accounting issues. Section 162(m) of the Internal Revenue Code generally places a limit on the tax deduction for compensation in excess of $1 million paid any tax year to any of our NEOs or to anyone who was a NEO at any time after December 31, 2016. Beginning in 2018, performance-based compensation is subject to this deduction limit unless paid pursuant to an agreement in effect on November 2, 2017, and not thereafter modified. The Committee has retained the flexibility, however, to pay compensation including incentive compensation, that would exceed the $1 million deduction limit of Section 162(m) of the Internal Revenue Code, and as a result may not be deductible by us for income tax purposes because the Committee believes that doing so permits it to make compensation decisions that are consistent with the best interests of our shareholders.
Compensation Committee Interlocks and Insider Participation
As of December 31, 2021, the Committee was composed entirely of the following five (5) independent Directors: Wayne K. Kamitaki (Chair), Christine H. H. Camp, Duane K. Kurisu, Saedene Ota and Crystal K. Rose. None of the Committee members were or are current or former officers or employees of the Company. Relationships that members of the Committee have had and/or maintain with the Company are described in the “CORPORATE GOVERNANCE AND BOARD MATTERS - Director Independence and Relationships” section.
47

EXECUTIVE COMPENSATION
The table below summarizes the total compensation earned by each of the NEOs for the fiscal years ended December 31, 2021, 2020 and 2019 to the extent such executives served as NEOs during such periods. The material terms of compensation of the NEOs are discussed above in the “Compensation and Discussion Analysis”.
Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul K. Yonamine Chairman & Chief Executive Officer	2021	$607,452		$1,599,980		$1,250,000		$33,621	$3,491,053
	2020	$562,500	$0	$449,993	$0	$421,875	$0	$19,971	$1,454,339
	2019	$565,644	$0	$1,449,977	$0	$421,875	$0	$16,311	$2,453,807
A. Catherine Ngo President	2021	$517,981		$722,131		$682,500		$28,475	$1,951,087
	2020	$500,000	$0	$374,995	$0	$325,000	$0	$22,146	$1,222,140
	2019	$486,539	$0	$337,497	$0	$316,875	$0	$21,851	$1,162,762
David S. Morimoto Executive Vice President, Chief Financial Officer	2021	$385,962		$399,984		$400,000	$0	$65,540	$1,251,486
	2020	$350,000	$0	$222,475	$0	$200,000	$16,001	$15,144	$803,621
	2019	$350,000	$0	$174,983	$0	$180,000	$18,021	$9,999	$733,003
Kevin V. Dahlstrom Executive Vice President, Chief Marketing Officer	2021	$342,981	$357,000	$317,475		$315,000		$16,224	$1,348,680
	2020	$306,250	$175,000	$378,732	$0	$150,000	$0	$2,387	$1,012,369
	2019	$0	$0	$0	$0	$0	$0	$0	$0
Arnold D. Martines Executive Vice President, Chief Banking Officer	2021	$367,538		$394,486		$390,000		$66,101	$1,218,125
	2020	$310,000	$0	$220,481	$0	$225,000	$0	$18,529	$774,010
	2019	$290,000	$0	$224,963	$0	$150,000	$0	$16,866	$681,829
(a)	Kevin V. Dahlstrom left the company on December 31, 2021.
(c)	For year 2021, this column represents actual salary earned at year-end 2021.
(d)
On January 8, 2021, Kevin V. Dahlstrom received a housing-related bonus payment of $175,000. In addition, upon Mr. Dahlstrom’s departure from the company and transition to Swell, he received a discretionary bonus of $182,000 to recognize his outstanding contributions and achievements in 2021.

(e)
For year 2021, this column represents the value of PSUs and RSUs granted in 2021 based upon the value of the number of shares subject to RSUs and the target number of shares subject to PSUs, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. On February 16, 2021, at the closing share price of $21.73 an equity grant was made to the NEOs, under the Annual Long-Term Incentive (LTI) plan. With respect to PSUs, which comprise one-half (50%) of the grant, one-half (25% of the grant) vesting is subject to attainment of a threshold of 80% Board approved 2-year average (2021, 2022) target Return on Assets (ROA) for Mr. Yonamine and Ms. Ngo and 3-year average (2021, 2022, 2023) target Return on Assets (ROA) for Messrs. Morimoto, Dahlstrom, and Martines, the other one-half (25% of the grant) is subject to Total Shareholder Return (TSR) relative to an industry peer group over a two-year period for Mr. Yonamine and Ms. Ngo, and over a three-year period for Messrs. Morimoto, Dahlstrom, and Martines. If threshold is not achieved, all PSUs will be forfeited. If threshold is achieved, PSUs will cliff vest on February 15, 2023 for Mr. Yonamine and Ms. Ngo and on February 15, 2024 for Messrs. Morimoto, Dahlstrom, and Martines. Based on the stock closing price of $21.73 at the time of grant, the value of the PSUs (50% of the total) that the NEOs are eligible to receive at the maximum performance level is as follows: Paul K. Yonamine - $1,599,580, A. Catherine Ngo - $409,480, David S. Morimoto – $219,995, Kevin V. Dahlstrom - $192,484 and Arnold D. Martines - $214,475. The remaining one-half (50%) portion of the grant is RSUs that time vest evenly over 3 years for Messrs. Morimoto, Dahlstrom and Martines and over 2 years for Mr. Yonamine and Ms. Ngo. Due to Mr. Dahlstrom’s separation from the company on December 31, 2021, all RSUs and PSUs granted in 2021 were unvested and forfeited.

48	2022 Proxy Statement

EXECUTIVE COMPENSATION
In addition to annual LTI awards, the Company made a broader set of supplemental awards on February 16, 2021 to all NEOs other than the CEO. The supplemental award was made in the form of RSUs for Ms. Ngo and Messrs. Morimoto, Dahlstrom and Martines that vest over a
2-year period for Ms. Ngo and over a 3-year period for Messrs. Morimoto, Dahlstrom and Martines. The value of these RSUs is as follows: A. Catherine Ngo - $299,990, David S. Morimoto - $179,990, Kevin V. Dahlstrom - $124,991 and Arnold D. Martines - $179,990. Due to Mr. Dahlstrom’s separation from the company on December 31, 2021, all RSUs granted in 2021 were unvested and forfeited.
(g)	For year 2021, this column represents a Board-approved award under the Annual Incentive Compensation Plan for the NEOs.
(h)
David S. Morimoto has an accrued benefit under the Central Pacific Financial Corp. Defined Benefit Retirement Plan, which was earned prior to the plan being frozen on December 31, 2002. Between December 31, 2018 and December 31, 2019 and between December 31, 2019 and December 31, 2020, there were increases of $18,021 and $16,001 respectively in Mr. Morimoto’s pension value; and between December 31,2020 and December 31,2021, there was a decrease of $23,285 and therefore, the amount is reported as $0.00. The decrease in value is largely due to the assumed significant likelihood that Mr. Morimoto would elect to take a lump sum, which does not include the value of a subsidized joint and survivor option.

(i)
This column represents other compensation earned by the NEOs, including, but not limited to, 401(k) Company contributions, transportation services and travel, as detailed below, for each NEO during 2021. The table below further details “All Other Compensation” reported in the Summary Compensation Table.

Name	401(k) Retirement Savings Plan	Other Compensation	Total All Other Compensation
Paul Yonamine		$33,621	$33,621
A. Catherine Ngo		$28,475	$28,475
David Morimoto		$65,540	$65,540
Kevin Dahlstrom		$16,224	$16,224
Arnold Martines	$2,700	$63,401	$66,101
(1)
Other Compensation for Paul K. Yonamine includes $1,440 in parking fringe benefit, $7,524 in group life insurance fringe benefit, $12,775 in club dues, $8,581 in travel, $353 in spousal travel, and $2,948 in transportation expenses.

(2)
Other Compensation for A. Catherine Ngo includes $1,440 in parking fringe benefit, $7,524 in group life insurance fringe benefit, $10,444, in club dues, $3,520 in travel, $334 in spousal travel and $5,214 in transportation services.

(3)
Other Compensation for David S. Morimoto includes $1,440 in parking fringe benefit, $1,988 in group life insurance fringe benefit, $26,985 in club dues, $378 in travel, $2,653 in transportation expenses, $550 service award, and $31,546 in a deferred compensation distribution.

(4)	Other Compensation for Kevin V. Dahlstrom includes $1,754 in group life insurance fringe benefit, $11,091 in travel, $2,458 in spousal travel, and $922 in transportation expenses.
(5)
Other Compensation for Arnold D. Martines includes $1,440 in parking fringe benefit, $3,514 in group life insurance fringe benefit, $30,450 in club dues, $4,024 in travel, $316 in spousal travel, and $23,657 in transportation expenses.

49

EXECUTIVE COMPENSATION
Grants of Plan-Based Award Table
Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Awards	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold	Target	Max	Threshold	Target	Max
			$	$	$	#	#	#	#	#	$	$
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Paul K. Yonamine	Cash Incentive(1)		$312,500	$625,000	$1,250,000
	RSU(3)	2/16/2021							36,815			$799,990
	PSU(3)	2/16/2021				18,407	36,815	73,630				$799,990
A. Catherine Ngo	Cash Incentive(1)		$170,625	$341,250	$682,500
	RSU(4)	2/16/2021							14,388			$312,651
	RSU(3)	2/16/2021							9,422			$204,740
	RSU(3)	2/16/2021				4,711	9,422	18,844				$204,740
David S. Morimoto	Cash Incentive(1)		$100,000	$200,000	$400,000
	RSU(4)	2/16/2021							8,283			$179,990
	RSU(2)	2/16/2021							5,062			$109,997
	PSU(2)	2/16/2021				2,531	5,062	10,124				$109,997
Kevin V. Dahlstrom	Cash Incentive(1)		$78,750	$157,500	$315,000
	RSU(4)	2/16/2021							5,752			$124,991
	RSU(2)	2/16/2021							4,429			$96,242
	PSU(2)	2/16/2021				2,214	4,429	8,858				$96,242
Arnold D. Martines	Cash Incentive(1)		$97,500	$195,000	$390,000
	RSU(4)	2/16/2021							8,283			$179,990
	RSU(2)	2/16/2021							4,936			$107,259
	PSU(2)	2/16/2021				2,467	4,935	9,870				$107,238
(1)
The funding of the Annual Incentive Compensation Plan requires a minimum level of overall Company performance before any individual incentive award can be made. The incentive pool is funded upon achieving a minimum of 80% of budgeted Net Income. At threshold, the incentive pool is funded at fifty percent (50%) (column (d)); thereafter, funding increases based on the level of Net Income results and capped at two hundred percent (200%) (column (f)). Threshold and maximum amounts shown in the table are based upon the funding percentage of the incentive pool as a whole. Column (e) reflects the target annual cash incentive amounts. Individual target incentives were based on a percentage of salary. Based on 2021 Net Income results (described in “Annual Incentive Compensation” above) the 2021 incentive pool funded at the maximum 200% of target pool. As such, the NEOs, were paid at the maximum award level (column (f)).

(2)	On February 16, 2021, Messrs. Morimoto, Dahlstrom and Martines received a Board approved annual grant, with the following features:
•	One-half (50%) of the grant (column (j)) - RSUs time-vest in equal annual installments over three years.
•
One-half (50%) of the grant - PSUs vest based on level of performance (columns (g), (h), (i)). One-half (50%) of the PSUs vests on attainment of Board approved 3-year average (2021, 2022 and 2023) ROA. Threshold performance is at 80% of target, at which fifty percent (50%) of target shares is earned and stretch opportunity at 120% of target, at which a maximum 200% of target shares is earned. The other one-half (50%) PSUs vest based on TSR relative to peers for the performance period February 15, 2021 to February 15, 2024. Threshold performance is at the 25th percentile of peers, at which fifty percent (50%) of shares is earned and stretch opportunity at the 75th percentile of peers, at which a maximum 200% of target shares is earned.

(3)	On February 16, 2021, Mr. Yonamine and Ms. Ngo received a Board approved annual grant, with the following features:
•	One-half (50%) of the grant (column (j)) - RSUs time-vest in equal annual installments over two years.
•
One-half (50%) of the grant - PSUs vest based on level of performance (columns (g), (h), (i)). One-half (50%) of the PSUs vests on attainment of Board approved 2-year average (2021, 2022) ROA. Threshold performance is at 80% of target, at which fifty percent (50%) of target shares is earned and stretch opportunity at 120% of target, at which a maximum 200% of target shares is earned. The other one-half (50%) PSUs vests based on TSR relative to peer for the performance period February 15, 2021 to February 15, 2023. Threshold performance is at the 25th percentile of peers, at which fifty percent (50%) of shares is earned and stretch opportunity at the 75th percentile of peers, at which a maximum 200% of target shares is earned.

(4)
On February 16, 2021, Ms. Ngo and Messrs. Morimoto, Dahlstrom, and Martines received a Board approved supplemental RSU grant which time-vests in equal annual installments over 2 years for Ms. Ngo and over 3 years for Messrs. Morimoto, Dahlstrom, and Martines.

(a)	Kevin V. Dahlstrom left the company on December 31, 2021; therefore, all RSUs and PSUs granted in 2021 were unvested and forfeited.
(m)	This column represents the value of PSUs and RSUs granted on February 16, 2021, at the closing share price of $21.73.
50	2022 Proxy Statement

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End
Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan: # of Unearned Options	Option Exercise Price ($)	Option Expiration Date	# of Shares/ Units of Stock Not Vested	Market Value of Shares/ Units Not Vested($)	Equity IP: # of Unearned Shares, Units, or Other Rights Not Vested
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)
Paul K.Yonamine						5,401	$152,146(1)
							$299,060(2)	10,616
							$314,772(3)	11,174
						1,676	$47,213(4)
							$134,584(5)	4,778
							$141,639(6)	5,028
						599	$16,874(7)
						3,559	$100,257(8)
							$142,853(9)	5,071
							$150,371(10)	5,338
						36,815	$1,037,079(11)
							$518,553(12)	18,408
							$1,037,050(13)	36,814
A. Catherine Ngo	41,493			$14.31	5/2/2022
						1,257	$35,410(4)
							$100,944(5)	3,583
							$106,229(6)	3,771
						1,419	$39,973(7)
						2,965	$83,524(8)
							$119,062(9)	4,227
							$125,300(10)	4,448
						9,422	$265,418(11)
							$132,709(12)	4,711
							$265,418(13)	9,422
						14,388	$405,310(14)
David S. Morimoto						652	$18,367(4)
							$52,345(5)	1,858
							$55,072(6)	1,955
						776	$21,860(7)
						1,522	$42,875(8)
							$61,123(9)	2,170
							$64,312(10)	2,283
						1,420	$40,001(15)
						5,062	$142,597(16)
							$71,298(17)	2,531
							$142,597(18)	5,062
						8,283	$233,332(19)
Kevin V. Dahlstrom						1,413	$39,804(8)
							$56,761(9)	2,015
							$59,720(10)	2,120
						4,745	$133,667(20)
						4,429	$124,765(11)
							$62,397(12)	2,215
							$124,737(13)	4,428
						5,752	$162,034(19)
51

EXECUTIVE COMPENSATION
Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan: # of Unearned Options	Option Exercise Price ($)	Option Expiration Date	# of Shares/ Units of Stock Not Vested	Market Value of Shares/ Units Not Vested($)	Equity IP: # of Unearned Shares, Units, or Other Rights Not Vested
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)
Arnold D. Martines						372	$10,479(4)
							$29,919(5)	1,062
							$31,466(6)	1,117
						554	$15,606(7)
						2,615	$73,665(21)
						1,348	$37,973(8)
							$54,139(9)	1,922
							$56,960(10)	2,022
						2,367	$66,678(15)
						4,936	$139,047(16)
							$69,524(17)	2,468
							$138,991(18)	4,934
						8,283	$233,332(19)
(1)
On February 15, 2019, the Board approved a new hire stock-based grant to Paul K. Yonamine, of which one-third (33.33%) of the grant (RSUs) vests in equal annual amounts over a three-year period on February 15 of each year. The number of shares indicated time vests in one remaining installment on February 15, 2022.

(2)
Per “1” above, fifty percent (50%) of the remaining two-thirds (33.33%) of the grant (PSUs) will cliff vest on February 15, 2022, subject to attainment of 95% (threshold) of Board approved 3-year (2019, 2020, 2021) average Return on Assets (ROA) target, with a stretch opportunity up to 150% of award. The number indicated represents shares at threshold due to the performance metric trending at or below threshold.

(3)
Per “1 above” fifty percent (50%) of the remaining two-thirds (33.33%) of the grant vests based on Total Shareholder Return (TSR) relative to peers for the performance measurement period of February 15, 2019 to February 15, 2022. TSR threshold is at the 25th percentile of peers and maximum at the 75th percentile of peers at which the maximum earned percentage is 150%. The number indicated represents shares at target due to the performance metric trending between threshold and target.

(4)
On February 15, 2019, the Board approved a stock-based grant to the NEOs, of which one-third (33.33%) of the grant (RSUs) vests in equal annual amounts over a three-year period on February 15 of each year. The number of shares indicated time vests in one remaining installment on February 15, 2022.

(5)
Per “4” above, fifty percent (50%) of the remaining two-thirds (33.33%) of the grant (PSUs) will cliff vest on February 15, 2022, subject to attainment of 95% (threshold) of Board approved 3-year (2019, 2020, 2021) average Return on Assets (ROA) target, with a stretch opportunity up to 150% of award. The number indicated represents shares at threshold due to the performance metric trending at or below threshold.

(6)
Per “4” above, fifty percent (50%) of the remaining two-thirds (33.33%) of the grant vests based on Total Shareholder Return (TSR) relative to peers for the performance measurement period of February 15, 2019 to February 15, 2022. TSR threshold is at the 25th percentile of peers and maximum at the 75th percentile of peers at which the maximum earned percentage is 150%. The number indicated represents shares at target due to the performance metric trending between threshold and target.

(7)
On March 15, 2019, NEO’s received a portion of their 2018 annual incentive compensation in the form of RSUs which vests in equal annual amounts over a three-year period on March 15 of each year. The number of shares indicated time vests in one remaining installment on March 15, 2022.

(8)
On February 18, 2020, the Board approved a stock-based grant to the NEOs, of which one-third (33.33%) of the grant (RSUs) vests in equal annual amounts over a three-year period on February 15 of each year. The number of shares indicated time vests in two remaining installments on February 15, 2022 and February 15, 2023.

(9)
Per “8” above, fifty percent (50%) of the remaining two-thirds (33.33%) of the grant (PSUs) will cliff vest on February 15, 2023, subject to attainment of 95% (threshold) of Board approved 3-year (2020, 2021, 2022) average Return on Assets (ROA) target, with a stretch opportunity up to 150% of award. The number indicated represents shares at threshold due to the performance metric trending at or below threshold.

(10)
Per “8” above, fifty percent (50%) of the remaining two-thirds (33.33%) of the grant vests based on Total Shareholder Return (TSR) relative to peers for the performance measurement period of February 15, 2020 to February 15, 2023. TSR threshold is at the 25th percentile of peers and maximum at the 75th percentile of peers at which the maximum earned percentage is 150%. The number indicated represents shares at target due to the performance metric trending between threshold and target.

(11)
On February 16, 2021, the Board approved a stock-based grant to Paul K. Yonamine and A. Catherine Ngo, of which one-half (50%) of the grant (RSUs) vests in equal annual amounts over a two-year period on February 15 of each year. The number of shares indicated time vests in two equal installments on February 15, 2022 and February 15, 2023.

(12)
Per “11” above, 50% of the remaining one-half (25%) of the grant (PSUs) will cliff vest on February 15, 2023, subject to attainment of 80% (threshold) of Board approved 2-year (2021 and 2022) average Return on Assets (ROA) target at which 50% of target shares are earned and a maximum opportunity at 120% of target attainment, at which 200% of target shares is earned. The number indicated represents shares at target due to the performance metric trending between threshold and target.

(13)
Per “11” above, fifty percent (50%) of the remaining one-half (25%) of the grant vests based on Total Shareholder Return (TSR) relative to peers for the performance measurement period of February 15, 2021 to February 15, 2023. TSR threshold is at the 25th percentile of peers, at which 50% of target shares is earned and maximum at the 75th percentile of peers at which the maximum 200% of target shares is earned. The number indicated represents shares at maximum due to the performance metric trending between target and maximum.

52	2022 Proxy Statement

EXECUTIVE COMPENSATION
(14)
On February 16, 2021, the Board approved a grant of RSUs to A. Catherine Ngo. The award vests in equal annual amounts over a two-year period on February 15 of each year. The number of shares indicated time vests on February 15 of 2022 and February 15, 2023.

(15)
On May 15, 2020, the Board approved grants of RSUs to Messrs. Morimoto and Martines in lieu of previously approved salary increases. The awards vest in equal annual amounts over a three-year period on May 15 of each year. The number of shares indicated time vest in two remaining installments on May 15 of 2022 and May 15, 2023.

(16)
On February 16, 2021, the Board approved a grant of RSUs to Messrs. Morimoto, Dahlstrom and Martines, of which one-half (50%) of the grant (RSUs) vests in equal annual amounts over a three-year period on February 15 of each year. The number of shares indicated time vests in three installments on February 15, 2022, 2023 and 2024.

(17)
Per “16” above, 50% of the remaining one-half (25%) of the grant (PSUs) will cliff vest on February 15, 2024, subject to attainment of 80% (threshold) of Board approved 3-year (2021, 2022, 2023) average Return on Assets (ROA) target at which 50% of target shares is earned and a maximum opportunity at 120% of target attainment, at which 200% of target shares are earned. The number indicated represents shares at target due to the performance metric trending between threshold and target.

(18)
Per “16” above, fifty percent (50%) of the remaining one-half (25%) vests based on Total Shareholder Return (TSR) relative to peers for the performance measurement period of February 15, 2021 to February 15, 2024. TSR threshold is at the 25th percentile of peers, at which 50% of target shares is earned and maximum at the 75th percentile of peers at which the maximum 200% of target shares is earned. The number indicated represents shares at maximum due to the performance metric trending between target and maximum.

(19)
On February 16, 2021, the Board approved a grant of RSUs to Messrs. Morimoto, Dahlstrom and Martines. The award vests in equal annual amounts over a three-year period on February 15 of each year. The number of shares indicated time vests in three installments on February 15 of 2022, 2023, and 2024.

(20)
On February 18, 2020, the Board approved a new hire grant of RSUs to Kevin V. Dahlstrom. The award vests in equal annual amounts over a three-year period on February 15 of each year. The number of shares indicated time vests in two remaining installments on February 15, 2022 and February 15, 2023.

(21)
On May 15, 2019, the Board approved a grant of RSUs to Mr. Martines for his promotion to Group EVP, Revenue. The award vests in equal annual amounts over a five-year period on May 15 of each year. The number of shares indicated time vests in three remaining installments on May 15 of 2022, 2023 and 2024.

(a)
Notwithstanding the information set forth in the table, all outstanding equity awards noted in the table above for Mr. Dahlstrom were forfeited due to his separation from employment with the company on December 31, 2021.

53

EXECUTIVE COMPENSATION
Options Exercised and Stock Vested
None of the NEOs exercised options in 2021. The following Stock Awards column reflects the aggregate number of shares of Company Common Stock received pursuant to RSUs and PSUs that vested for the NEOs in 2021 and the value of such shares on the respective vesting dates.
	Option Awards		Stock Awards
	# of Shares Acquired on Exercise	Value Realized on Exercise	# of Shares Acquired on Vesting	Value Realized on Vesting
Executive Name		($)		($)
Paul K. Yonamine			7,777	$171,757
A. Catherine Ngo			12,084	$269,141
David S. Morimoto			6,464	$148,840
Kevin V. Dahlstrom			3,079	$66,907
Arnold D. Martines			6,408	$160,143
Pension Benefits
The Central Pacific Financial Corp. Defined Benefit Retirement Plan (the “Retirement Plan”) provides retirement benefits for eligible employees based on the employee’s years of credited service and their highest average annual salaries in a 60 consecutive month period of service. The Company froze the Retirement Plan on December 31, 2002, and the benefits under the plan were completely frozen and not subject to increase for any additional years of service or increase in average annual salary. David S. Morimoto is a participant in the Retirement Plan.
A summary of benefits under the Retirement Plan for David S. Morimoto is listed below:
Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
		(#)	($)	($)
David S. Morimoto	Central Pacific Financial Corp. Defined Benefit Retirement Plan	12 years	$67,593	$—
Present value for the DB Retirement Plan is calculated using the Section 417(e) interest rates in effect for November 2021 (1.02%/2.72%/3.08%) for lump sum and 2.49% discount rate for annuity, the same as for the 12/31/2021 financial statement footnote disclosures. Mortality assumption is the Section 417(e) applicable mortality table in effect for 2022 for lump sum and the amounts-weighted aggregate rates from the Pri-2012 mortality study projected generationally from 2012 with Scale MP-2021, post-retirement only for annuity, per SEC guidance. The retirement age is assumed to be 62, the earliest unreduced age under the plan. Payment form election assumption of 75% lump sum, 21.25% 50% Joint & Survivor annuity, and 3.75% single life annuity (note no adjustment is allowed for the individual circumstances, including marital status).
Non-Qualified Deferred Compensation
The Company maintains a non-qualified deferred compensation plan that allows employees (including the NEOs) with an annual base salary of $125,000 or greater to defer up to 80% of base salary and/or 100% of annual bonuses and commissions earned for a specified year on a pre-tax basis. The plan does not feature any matching or other contributions from the Company.
A participant is always 100% vested in his or her deferred amounts. Deferred amounts under the Central Pacific Bank Deferred Compensation Plan are subject to adjustment for increase or decrease in value based on hypothetical investment measurement funds in one or more of the available measurement funds chosen by the participant. The participant’s deferred amounts are generally payable beginning on the earliest to occur of (a) a specified time chosen by the participant, (b) the participant’s death, (c) the participant’s disability, (d) a separation from service (either at the time of separation or six (6) months after the separation in the case of a key employee), or (e) an “unforeseeable emergency.” For distributions due to a disability or upon a separation from service due to retirement, the participant may choose to receive deferred amounts as a lump-sum payment or in annual installments over a period not to exceed fifteen (15) years. Distributions for all other events are made in the form of a lump sum.
The Bank’s obligations with respect to the deferred amounts under the Central Pacific Bank Deferred Compensation Plan are payable from its general assets. The assets are at all times subject to the claims of the Company’s general creditors.
54	2022 Proxy Statement

EXECUTIVE COMPENSATION
Set forth below is information regarding the amounts deferred by or for the benefit of Paul K. Yonamine and David S. Morimoto in 2021. The remaining NEOs have not elected to participate in the Deferred Compensation Plan.
Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggegrate Balance at Last FYE
(a)	(b)	(c)	(d)	(e)	(f)
Paul K.Yonamine	$210,938	$0	$65,938	$0	$789,727
David S. Morimoto	$42,456	$0	$37,111	$31,546	$241,968
(b)	The amounts reported in this column were reported as compensation in the last completed fiscal year (2020) in the registrant’s Summary Compensation Table.
(d)	The amounts reported in this column did not include any above-market or preferential earnings and were not reported as compensation in the Summary Compensation Table above.
(f)	Of the amounts reported in this column, $411,961 for Mr. Yonamine and $144,265 for Mr. Morimoto previously were reported as compensation in the Summary Compensation Table for previous years.
The table below shows the funds available under the Central Pacific Bank Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2021, as reported by the administrator of the Plan.
Name of Fund	2021 Rate of Return
Fidelity VIP Gov't Money Market - Initial Class	0.01%
Vanguard VIF Short Term Investment Grade	-0.45%
Vanguard VIF Total Bond Index	-1.72%
Delaware Ivy High Income - Class II	6.33%
Vanguard VIF Diversified Value	30.47%
Vanguard VIF Equity Income	25.33%
Vanguard VIF Total Stock Market Index	25.64%
Vanguard VIF Equity Index	28.55%
Vanguard VIF Capital Growth	21.54%
Vanguard VIF Growth	17.86%
Vanguard VIF Mid Cap Index	24.36%
Vanguard VIF Small Company Growth	14.22%
Vanguard VIF International	-1.54%
Vanguard VIF Balanced	19.02%
Vanguard VIF REIT Index	40.21%
55

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The narrative and tables below summarize the estimated amounts payable to each NEO under various scenarios, assuming the events had occurred on December 31, 2021. The Company does not currently maintain employment agreements with any of the NEOs that provide for termination-related compensation. In addition, none of the NEOs employed as of December 31, 2021 were eligible to receive any payments at, following, or in connection with any termination or change-in-control of the Company beyond those available generally to all salaried employees.
Payments Upon Termination
None of the NEOs are covered under employment agreements or any other agreements that provide for any additional payments or benefits beyond those generally available to other employees if their employment is terminated by the Company or they terminate their employment for any reason, assuming a change-in-control has not occurred.
Potential Payments Upon a Change-in-Control
As of December 31, 2021, each of the NEOs held unvested RSUs and PSUs, granted under the Company’s 2013 Stock Compensation Plan. Under this plan, if a change-in-control occurs, the vesting on all outstanding equity awards will only accelerate for a NEO whose employment also terminates in connection with the change-in-control.
The table below shows the amounts to which each NEO would be entitled upon a change-in-control as of December 31, 2021, assuming: 1) a change-in-control occurs without an associated termination of employment and 2) employment terminates in connection with a change-in-control. These values represent amounts beyond what each NEO would receive upon voluntary termination as of December 31, 2021.
	Accelerated Vesting of Equity Awards(1)
	Change-in-Control	Change-in-Control with Associated Termination
Paul K. Yonamine	—	3,557,054
A. Catherine Ngo	—	1,558,336
David S. Morimoto	—	880,453
Kevin V. Dahlstrom	—
Arnold D. Martines	—	892,707
(1)
Each of the NEOs, with the exception of Kevin V. Dahlstrom, shown here held unvested equity as of December 31, 2021. The values shown reflect the intrinsic value of accelerated vesting of unvested RSUs and unvested PSUs (at target). based on the Company’s closing stock price on December 31, 2021 of $28.17 per share (the last trading day of 2021). Kevin V. Dahlstrom separated from the company on December 31, 2021, and therefore all unvested equity he held was forfeited as of that date.

Payments Upon Death or Disability
Upon death or disability, each officer (or the officer’s estate) will receive benefits under the Company’s disability plan or payments under the life insurance plan, as appropriate. These benefits are generally available to all employees of the Company. Aside from these payments, upon death or disability as of December 31, 2021, none of the NEOs would receive accelerated vesting of outstanding equity or any additional payments above what they would otherwise be entitled to receive upon any other termination of employment.
56	2022 Proxy Statement

CEO PAY RATIO DISCLOSURE
As required by Item 402(u) of Regulation S-K, for 2021, the ratio between our CEO’s total compensation and the total compensation of our median employee was 49.8 to 1. Total compensation for our median employee includes base salary, cash bonus and incentive, company matching contributions to employee savings, and other compensation (i.e., group life insurance imputed income value). Total compensation for Mr. Yonamine includes base salary, restricted stock grants, non-equity incentive compensation, and other compensation, which includes the matching contributions described above.
We identified a new median employee for 2021, using the same methodology and analysis used for 2020. For 2021, our median employee’s annual total compensation was $70,162. The annual total compensation of Mr. Yonamine, our Chairman and CEO was $3,491,053.
We completed the following steps to identify our median employee, as of December 30, 2021, and to determine the annual total compensation of our median employee and CEO:
1.
As of December 30, 2021, our employee population consisted of approximately 802 individuals, including any full-time, part-time, temporary, or seasonal employees employed, and not on leave of absence, on that date.

2.	To identify the median employee, we used wages from our payroll records for fiscal 2021, excluding our Chairman and CEO. No full-time equivalent adjustments were made for part time employees.
3.	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.
4.
After identifying the median employee, we added together all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $70,162.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table.
57

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS
PROPOSAL 1 ELECTION OF DIRECTORS
The Board recommends the election of the eleven (11) nominees listed below as directors, to serve a one-year term expiring at the 2023 Annual Meeting of Shareholders and until their respective successors are elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office.

Christine H. H. Camp
Earl E. Fry
Jonathan B. Kindred
Paul J. Kosasa
Duane K. Kurisu
Christopher T. Lutes
Colbert M. Matsumoto
A. Catherine Ngo
Saedene K. Ota
Crystal K. Rose
Paul K. Yonamine
For more information regarding the background of each of the nominees for director, see the sections titled “ELECTION OF DIRECTORS” and “DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION.” The persons named as “proxy” in the voting instructions or form of proxy provided with these materials will vote the shares represented by all validly returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named above should be unable to serve, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board.
The election of directors requires a plurality of the votes cast “FOR” the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the eleven (11) directorships to be filled at the meeting will be filled by the eleven (11) nominees receiving the highest number of “FOR” votes.
Proposal 1. ELECTION OF DIRECTORS
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL ELEVEN (11) NOMINEES.
58	2022 Proxy Statement

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
The Company is required to submit to shareholders a separate non-binding shareholder vote to approve the compensation of NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material).
This proposal, commonly known as a “Say-On-Pay” proposal permits shareholders to endorse or not endorse the Company’s executive compensation program through the following resolution:
“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Because the shareholders’ vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal.
Currently the Say-On-Pay vote, as determined by the Board following a shareholder advisory vote at the 2017 Annual Meeting of Shareholders, is to be held annually. The next scheduled Say-On-Pay vote after the Meeting will occur at the 2022 Annual Meeting of Shareholders.
Proposal 2. ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL
59

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Crowe LLP audited the Company’s financial statements for the fiscal year ended December 31, 2021, and has audited the Company’s financial statements since 2018. Representatives of Crowe LLP are expected to attend the Meeting. The representatives are expected to be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.
The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm. An annual evaluation is performed to assess the appropriateness of engaging Crowe LLP as the Company's independent auditors, the Audit Committee considers several factors including, but not limited to: (i) Crowe LLP's relevant technical, institutional, and industry expertise; (ii) the quality of Crowe LLP's communications with the Audit Committee and management; (iii) Crowe LLP's independence, including the consideration of any non-audit services provided by Crowe LLP and their impact on independence; (iv) the quality of the services provided by Crowe LLP; (v) external data on audit quality and performance, including recent PCAOB reports on Crowe LLP; (vi) the reasonableness of Crowe LLP's fees; and (vii) Crowe LLP's tenure as independent auditors, including the benefits of a longer tenure, which include:
•
Enhanced Audit Quality - Crowe LLP has gained institutional knowledge and expertise regarding our business operations, accounting policies and practices, and internal controls over financial reporting.

•
Efficiencies in Planning and Fees - Crowe LLP's understanding of our business and control framework allows it to design effective audit plans that cover key risk areas while capturing cost efficiencies.

•	Continuity - Onboarding a new auditor, requires significant internal resources and time to familiarize a new auditor to our business and control framework.
In their oversight of the independent auditors, the Committee periodically holds private sessions with the Crowe, LLP to discuss the scope of their audit and any problems or difficulties they may have encountered in the performance of their audit.
The Audit Committee also oversees the selection and approval of our independent auditor's lead engagement partner at the five-year mandatory rotation period. The initial change in lead engagement partner after the current five-year rotation period will occur for the 2023 audit. In anticipation of the change in lead engagement partner, the Audit Committee has begun the process of assessing and selecting the new lead engagement partner.
Audit Fees. The aggregate fees billed to the Company by Crowe LLP with respect to services performed for the fiscal years ended December 31, 2021 and 2020 are as follows:
	2021	2020
Audit Fees(1)	$950,000	$1,174,000
Audit Related Fees(2)	$89,000	$85,000
Tax Fees	—	—
All Other Fees	—	—
Total	$1,039,000	$1,259,000
(1)
Audit fees consisted of fees billed by Crowe LLP for professional services rendered for the audit of the Company’s consolidated financial statements, reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and the audit of the Company’s internal control over financial reporting. The audit fees also relate to services such as consents.

(2)	Audit related fees consisted of fees billed by Crowe LLP for audits of certain employee benefit plans and mortgage banking activities.
Pre-approval Policies and Procedures. The Audit Committee of the Board established a policy in 2003 to pre-approve all services provided by the Company’s independent registered public accounting firm. Each service to be provided by the Company’s independent registered public accounting firm is presented for pre-approval at the Audit Committee’s regular meeting or presented to the Chair of the Audit Committee for pre-approval under delegated authority and presented to the Audit Committee at their next regular meeting. All engagements of Crowe LLP that commenced during 2018 and since then have been pre-approved in accordance with the pre-approval policy.
60	2022 Proxy Statement

PROPOSAL 3
The Audit Committee considers whether the provision of audit-related services, tax services, and all other services, as applicable, is compatible with maintaining the independence of Crowe LLP.
Recommendation
The Board has submitted its appointment of Crowe LLP for ratification by the Company’s shareholders. The affirmative vote of the holders of at least a majority of the shares of Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal.
Proposal 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.
61

PROPOSALS OF SHAREHOLDERS
Shareholder proposals intended to be considered for inclusion in the Company’s Proxy Statement and voted on at the Company’s regularly scheduled 2023 Annual Meeting of Shareholders must be received at the Company’s offices at 220 South King Street, Honolulu, Hawaii 96813, Attention: Corporate Secretary, by no later than one hundred twenty (120) calendar days before the first anniversary date of the release of this Proxy Statement, (i.e. by no later than October 31, 2022) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Applicable SEC rules and regulations govern the submission of shareholder proposals and the Company’s consideration of them for inclusion in next year’s proxy statement and form of proxy. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described above), but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business 45 days before the first anniversary date of the mailing date of this Proxy Statement (i.e., by no later than January 14, 2023) and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) the Company does not receive notice of the proposal prior to the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement (i.e., by January 14, 2023). For information about nominating directors, see “Director Nomination Process—Shareholder Nominees” above.
The Company’s Bylaws contain procedures that shareholders must follow to present business at a meeting of shareholders if such business is not specified in the Proxy Statement. A shareholder may obtain a copy of these procedures from the Company’s Corporate Secretary. In addition to other applicable requirements, for business to be properly brought before the 2023 Annual Meeting of Shareholders, a shareholder must give notice of the matter to be presented at the Meeting in a proper written form to the Company’s Corporate Secretary or at www.sec.gov. The Corporate Secretary must receive this written notice at the principal offices of the Company not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the preceding year’s annual meeting (such anniversary date, April 21, 2023). Shareholder proposals not made in accordance with these requirements may be disregarded by the chairperson of the meeting.
62	2022 Proxy Statement

OTHER BUSINESS
The Board knows of no other business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented thereby on such matters in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the United States Securities Act of 1933, as amended, or the Exchange Act, as amended, the sections of this Proxy Statement entitled “COMPENSATION COMMITTEE REPORT” and “REPORT OF THE AUDIT COMMITTEE” will not be deemed incorporated, unless specifically provided otherwise in such filing.
Dated: February 28, 2022	CENTRAL PACIFIC FINANCIAL CORP.

Glenn K.C. Ching
Executive Vice President and Corporate Secretary
63

CENTRAL PACIFIC FINANCIAL CORP.
220 SOUTH KING ST. 22ND FLOOR
HONOLULU, HI 96813
ATTN: GLENN CHING

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66815-P64881 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTRAL PACIFIC FINANCIAL CORP.

REVOCABLE PROXY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christine H. H. Camp
02) Earl E. Fry
03) Jonathan B. Kindred
04) Paul J. Kosasa
05) Duane K. Kurisu
06) Christopher T. Lutes
07) Colbert M. Matsumoto
08) A. Catherine Ngo
09) Saedene K. Ota
10) Crystal K. Rose
11) Paul K. Yonamine

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof shall be voted by the proxy holders in accordance with the recommendation of the Board.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders
Thursday, April 21, 2022
11:00 a.m. Hawaii Time

D66816-P64881

CENTRAL PACIFIC FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS APRIL 21, 2022

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL MEETING ON APRIL 21, 2022.

The shares of stock held in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" the election of the Board's nominees for director, and "FOR" proposals 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Glenn Ching and Sara Coes, each alone with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements thereof.

For those participants in the Central Pacific Bank 401(k) Retirement Savings Plan (the "Plan"), you hereby direct the Vanguard Fiduciary Trust Company (the "Trustee"), as Trustee of the Plan, to vote at the Annual Meeting of Shareholders of Central Pacific Financial Corp. (the "Company") as indicated on the reverse side of this card, all shares allocated to your account in the Plan. The Trustee will vote these shares as you direct. If you do not vote or if your card is not received by the deadline below or if your card is received but the voting instructions are invalid, then the Trustee will vote the shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This voting instruction card is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. This card must be returned by 11:59 P.M. Eastern Time on April 20, 2022, or, for Plan participants, by 11:59 P.M. Eastern Time on April 18, 2022 for your voting instructions to be honored.

The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE